As filed with the Securities and Exchange Commission
                              on December 18, 1995.

                                             Registration No. __________


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM S-3

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                               Xscribe Corporation
                     ----------------------------------------
              (Exact name of registrant as specified in its charter)

                                    California
                               --------------------
                         (State or other jurisdiction of
                          incorporation or organization)

                                    95-3267788
                                  --------------
                        (IRS Employer Identification No.)

                              6285 Nancy Ridge Drive
                           San Diego, California  92121
                                  (619) 457-5091
                        (Address, Including Zip Code, and
                      Telephone Number, Including Area Code,
                   of Registrant's Principal Executive Offices)

                                  Bruce C. Myers
                               Xscribe Corporation
                              6285 Nancy Ridge Drive
                           San Diego, California  92121
                                  (619) 457-5091
                     (Name, Address, Including Zip Code, and
                Telephone Number of Agent for Service of Process)

                                     Copy to:

                            Barbara L. Borden, Esquire
                       Sheppard, Mullin, Richter & Hampton
                          501 West Broadway, 19th Floor
                           San Diego, California  92101
                                  (619) 338-6500

         Approximate date of commencement of proposed sale to public:
         As soon as practicable after the effective date of this Registration Statement.


                              Exhibit Index on Page 25



                                    Page 1 of 85






                         CALCULATION OF REGISTRATION FEE

         ______________________________________________________________

                                   Proposed    Proposed
         Title of                  Maximum     Maximum
         Securities   Amount       Offering    Aggregate    Amount of
         to be        to be        Price per   Offering     Registration
         Registered   Registered   Share       Price<F*>    Fee
         _______________________________________________________________

         Common       76,667       $.938       $71,914      $100
         Stock
         _______________________________________________________________

         [FN]
         <F*> Estimated only for the purpose of calculating the
              registration fee, and based on the closing bid price for shares of Xscribe common stock on December 12, 1995, as reported by the National Association of Securities Dealer Quotation System Small Cap tier.


              The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with
         Section 8(b) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.




























                                    Page 2 of 85






                               XSCRIBE CORPORATION


                     Item No. and Heading
                         In Form S-3
                    Registration Statement           Location in Prospectus
                   ----------------------            ----------------------

              1.   Forepart of the Registration      Forepart of Registration
                   Statement and outside front       Statement and outside
                   cover page of Prospectus          front cover page of
                                                     Prospectus

              2.   Inside front and outside          Inside front and outside
                   back cover pages of               back cover pages of
                   Prospectus                        Prospectus

              3.   Summary Information, Risk         Risk Factors
                   Factors and Ratio of
                   Earnings to Fixed Charges

              4.   Use of Proceeds                   <F*>

              5.   Determination of Offering         <F*>
                   Price

              6.   Dilution                          <F*>

              7.   Selling Security-Holder           Selling Shareholder

              8.   Plan of Distribution              Plan of Distribution

              9.   Description of Securities to      Description of
                   be Registered                     Securities

              10.  Interest of Named Experts         <F*>
                   and Counsel

              11.  Material Changes                  <F*>

              12.  Incorporation of Certain          Incorporation of Certain
                   Information by Reference          Documents by Reference

              13.  Disclosure of Commission          Indemnification of
                   Position on Indemnification       Directors and Officers
                   for Securities Act
                   Liabilities


         [FN]
         <F*> Not applicable








                                    Page 3 of 85






               SUBJECT TO COMPLETION, DATED DECEMBER 18, 1995

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         PROSPECTUS

                                  76,667 Shares

                               XSCRIBE CORPORATION
                                   Common Stock
                                  ------------

              A total of 76,667 shares of Common Stock of Xscribe Corporation (the "Shares") may be sold by the Selling Shareholder. Xscribe Corporation ("Xscribe" or the "Company") will not receive any proceeds from the sale of Common Stock by the Selling Shareholder. The Common Stock is quoted for trading in the Nasdaq Small Cap tier under the symbol XSCR. It is anticipated that the Selling Shareholder will offer such shares of Common Stock from time to time in the over-the-counter market at the then prevailing prices and terms or in negotiated transactions or otherwise. See "Plan of Distribution."

              See "Risk Factors" beginning on page 3 for a discussion of certain risks and other matters that should be considered by prospective purchasers of Common Stock offered hereby.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         _______________________________

              This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any State or other jurisdiction where, or to any person to whom, it is unlawful to make such an offer of solicitation. No person has been authorized to give any information or to make any representations other than those contained herein in connection

                                    Page 4 of 85






         with this offer, and if given or made, such information or representations must not be relied upon as having been authorized by Xscribe. Except where otherwise indicated herein, the information contained in this Prospectus speaks as of its date, neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Xscribe.

              The date of this Prospectus is ______________, 19___.



                              AVAILABLE INFORMATION

              Xscribe is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files regular reports, proxy statements and other information with the Securities and Exchange Commission. Any such reports, proxy statements or other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the following regional offices:

                        Los Angeles Regional Office
                        3600 Wilshire Boulevard, Suite 100-J
                        Los Angeles, California  90010

                        Chicago Regional Office
                        500 West Madison, Suite 1400
                        Chicago, Illinois  60661

                        New York Regional Office
                        7 World Trade Center, Suite 1300
                        New York, New York  10048

         Copies may also be obtained from the public reference section of the Securities and Exchange Commission, Washington, D.C. 20549, at the prescribed rates.

              The Company has filed a Registration Statement with the Commission, Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of common stock offered hereby and the Company, reference is made to the Registration Statement, including the reports incorporated herein by reference and exhibits filed as a part thereof. Statements herein contained concerning the provisions

                                    Page 5 of 85






         of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission in Washington, D.C.

              Upon written or oral request to the Company, the Company will provide to any person who has received a copy of the Prospectus, at no charge, copies of any of the information that is incorporated herein by reference (excluding any exhibits that are not specifically incorporated herein by reference). Written requests should be directed to Xscribe Corporation,


         6285 Nancy Ridge Drive, San Diego, California  92121-2245,
         Attention: Chief Financial Officer. Verbal requests should be directed to the Chief Financial Officer, at (619) 457-5091, Extension 319.

                                    Page 6 of 85








                                   RISK FACTORS

              Prospective investors should review carefully the following investment risks in evaluating the Company and its business:

              Recent Operating Losses
              -----------------------
              The Company operated at a net loss of $133,000 ($.02 per share) in its fiscal year ended March 31, 1995 and net losses of $447,000 ($.08 per share) and $189,000 ($.03 per share), respectively during its first and second quarters of fiscal year 1996. The operating losses were attributable primarily to
         (1) decreased revenues in both the Imaging Products segment and the Information Management Solutions segment, resulting primarily from declining sales of microfiche duplicators and declining prices and sales of computer-aided transcription ("CAT") products, (2) decreases in gross margins in both segments, and (3) increases in interest expense attributable to increased use of the Company's line of credit. The Company's return to profitability is dependent upon increasing sales of Photomatrix document and aperture card scanners and on increasing Lexia's sale of groupware products. Although management expects a return to quarterly profitability in the quarter ending December 31, 1995, there is no assurance that sales will increase to generate profits.

              Declining Revenues in Shrinking Markets
              ---------------------------------------
              The CAT systems market, which is the Company's original and core business, is highly competitive and is subject to a risk of continued price erosion. The Company has generated revenues primarily by selling writers and PC-based
         XEC-2001 software primarily as a replacement for its older writers and proprietary XEC systems (which Xscribe sold from 1978 to 1991). The XEC replacement market is expected to decline significantly over the next one to two years. To help compensate for this expected decline, Xscribe has expanded its sales efforts to new court reporters. There is no assurance that these sales efforts will successfully replace the expected revenue losses.

              Due to competitive conditions, Xscribe may be forced to invest more funds into its CAT products than originally planned in order to improve and/or maintain its market share, or be forced to further forego market share. Any further reduction in the cash generated from the CAT systems sales could have an adverse effect on Xscribe's growth strategy, which is dependent upon using internally generated profits as a source of financing and liquidity.

              During fiscal year 1995, Photomatrix's revenues from the manufacture, sale and service of microfilm duplicators

                                    Page 7 of 85








         (primarily to Eastman Kodak Company ("Kodak")) declined by
         $3 million as these products lost market share to replacement technologies, including electronic imaging systems.
         Photomatrix expects to sell no microfilm duplicators in the future and, as a result, Photomatrix expects its revenues to decline an additional $2.8 million during fiscal year 1996 as compared to fiscal year 1995. Photomatrix must replace this revenue through sales of its aperture card scanner and document scanner imaging products. There is no assurance that Photomatrix will be able to replace the lost revenues or generate revenue growth through the sale of its scanners.

              Lexia's Dependence on International Computer Limited ("ICL") and its Products
              ----------------------------------------------------
              To date, Lexia's revenues have been derived primarily from the resale of UNIX hardware and ICL OfficePower software primarily to existing OfficePower users who desire to upgrade their systems to enable integration with Windows workstations. Lexia's ability to resell OfficePower to customers who do not currently use OfficePower is limited due to competing technologies and limits on the demand for host-based enterprise-wide computing technology. Therefore, Lexia's growth is dependent upon its ability to resell TeamWARE, ICL's client-server architected groupware. Although TeamWARE is a leader in international market share, TeamWARE is not well-known in the United States. To date, very few TeamWARE products have been sold in the United States and ICL has not succeeded in its efforts to create a distribution channel or market recognition in the United States. Accordingly, Lexia's success will depend upon its own efforts and the efforts of a new Xscribe subsidiary (supported financially by ICL) to establish distribution channels in niche U.S. commercial markets for TeamWARE products. There is no assurance that Xscribe will be able to establish adequate distribution channels or that TeamWARE products will compete successfully in the United States market against other products sold by well-known United States vendors. See "Recent Developments."

              Lexia does not control the engineering of OfficePower, TeamWARE or any other ICL products. Although Lexia has the right to suggest product enhancements and product interfaces, there is no assurance that ICL will continue to enhance or develop products that are competitive in the United States market or release products or upgrades in cycles that are consistent with United States demand.

              Competition
              -----------
              Each of Xscribe's operations competes in highly competitive markets. Lexia competes for sales of groupware products sold by a number of large, well-known United States software companies, including International Business

                                    Page 8 of 85








         Machines/Lotus Development Corporation, Microsoft and Novell/WordPerfect Corporation. These and other United States software companies have substantially greater market recognition and larger marketing budgets in the United States than ICL's or Lexia's budget, and have large installed bases of popular PC and Windows applications software and large installed bases of operating systems. There is no assurance that Lexia will compete successfully in this market.

              Photomatrix's document scanners compete in the medium-to-high speed paper scanner market with Kodak, Fujitsu, Bell and Howell and BancTec Technologies. These competitors have substantially greater resources than Photomatrix and may be able to compete more effectively on technology, price and product features. Accordingly, there is no assurance that Photomatrix will compete successfully in this market.

              Legal Systems operates in a highly competitive and mature market in which Stenograph Corporation, a subsidiary of Quixote Corporation, has about a 60% market share. Stenograph has substantially greater resources than Legal Systems and may be able to compete more effectively on price, which is the primary basis on competition.

              Key Personnel
              -------------
              The future success of the Company and its subsidiaries will depend upon the efforts of the Company's management, software engineers and sales representatives and the Company's ability to attract and retain existing employees or contractors. Certain of the engineers have specialized expertise with respect to new and planned products and may be difficult or expensive to replace. The Company's inability to modify or enhance products in a timely cost-effective manner could diminish the competitive advantages of a product.

              Technology Risk
              ---------------
              The Company's subsidiaries compete in industries which are highly competitive and subject to evolving and changing technologies. There is no assurance that the Company will be successful in developing product enhancements and new technologies necessary to respond to market demand and competition in these industries or that the Company will anticipate and release products in product cycles that enable the Company to compete successfully.

              Risks of Future Change in Control
              ---------------------------------
              By agreement with ICL, if a change of control of Xscribe occurs, ICL has the right to convert Lexia's exclusive distribution rights into non-exclusive rights. For purposes of these agreements, change in control is defined as any

                                    Page 9 of 85








         transaction or event that results in any significant competitor of ICL or its affiliates (other than the Wyly family of Dallas, Texas, Xscribe's largest shareholder), alone or in a group, beneficially owning more than 50% of the voting power of Xscribe or any other transaction or event that results in a significant competitor of ICL or its affiliates (other than the Wyly family) replacing a majority of the Board of Directors of Xscribe or Lexia. Xscribe has not adopted any defensive tactics specifically designed to prevent a change in control and cannot provide assurances that a change in control as defined in these agreements will not occur. A loss of exclusive rights could have an adverse effect on Lexia and Xscribe.

              Xscribe's articles of incorporation authorize the Board of Directors to issue, without shareholder approval, "blank check" preferred stock in one or more series, with such preferences, limitations, and relative rights as are determined by the Board of Directors, at the time of issue. The ability to issue preferred stock can enhance the Board of Directors' bargaining capability on behalf of the Company's shareholders in a takeover situation. Under certain circumstances, however, the power to issue preferred stock could also be used by the incumbent Board of Directors to make a change in control of the Company more difficult.

              Illiquid Trading Market of Shares
              ---------------------------------
              The Company's common stock is traded only in the NASDAQ Small Cap issuers tier and in the over-the-counter market. Because of the limited public market, the average daily trading volume and the limited number of market makers for the Shares, investors may have difficulty liquidating an investment in Shares when desired. These factors may also adversely affect the market price of the Shares or cause significant volatility in the market price of Shares.

              Dilution and Shares Eligible For Future Sale
              --------------------------------------------
              As of September 30, 1995, 5,742,000 shares of common stock of Xscribe were issued and outstanding. The Company also has outstanding options and warrants to acquire a total of 1,017,000 shares of common stock at an average exercise price of $.94 per share, and the Company has an additional 48,000 shares reserved for issuance pursuant to options that may be granted to employees and directors under stock option plans. Actual sales or the prospect of future sales of shares acquired upon the exercise of the outstanding options and warrants may have a depressive effect upon the price of common stock and the market therefor.

                                    Page 10 of 85








                                   THE COMPANY

              The executive offices and principal facility of Xscribe Corporation ("Xscribe" or the "Company") are located at 6285 Nancy Ridge Drive, San Diego, California 92121-2245, and its telephone number is (619) 457-5091.

              THE FOLLOWING GENERAL SUMMARY OF XSCRIBE'S BUSINESS IS QUALIFIED BY REFERENCE TO ITS ANNUAL AND QUARTERLY REPORTS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, AND THE NOTES THERETO, THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. EACH PROSPECTIVE PURCHASER IS URGED TO READ THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

              During its fiscal year ended March 31, 1995 (fiscal year
         1995), Xscribe was reorganized as a holding company. Xscribe has three active operating subsidiaries: Photomatrix Corporation, a Nevada corporation ("Photomatrix"), Lexia Systems, Inc., a California corporation ("Lexia"), and Xscribe Legal Systems, Inc., a California corporation ("Legal Systems"). Xscribe discontinued operations of its electronic imaging services bureau during fiscal year 1995.

              Xscribe, through its subsidiaries, develops, manu-facturers, sells and services high-technology products and information management solutions. Xscribe's products are generally organized into two industry segments: Imaging Products and Information Management Solutions. Xscribe's Imaging Products segment manufacturers, sells and services high-speed document and aperture-card scanners for legal, financial, government and commercial enterprises. Xscribe's Information Management Solutions group provides groupware systems and litigation support systems, including workgroup, department and enterprise-wide communication, document management, X.400 electronic mail, calendaring, workflow, CAT and imaging software and systems, to the legal marketplace and major U.S. corporations.

         Imaging Products
         ----------------
              In fiscal year 1995, Xscribe derived approximately 46% of its consolidated revenues from its Imaging Products segment, primarily through the sale and support of Photomatrix electronic image capture products, such as Photomatrix aperture-card scanners and Photomatrix document scanners. Photomatrix aperture-card scanners are used to scan microfilm images of engineering drawings for storage in a digital format. Photomatrix document scanners serve as input devices for image management systems used in litigation support and office automation applications. Photomatrix sells aperture-card scanners to Intergraph Corporation and to PRC, Inc. under subcontracts to provide electronic imaging systems to the

                                    Page 11 of 85








         Department of Defense, and also sells aperture-card scanners to commercial customers (primarily service bureaus who scan microfilmed engineering drawings for end users). Photomatrix sells its document scanner products, including its Series 6000 line (its complete image capture system), Series 5000 line, Vision QC software (an image-input processing application), and Autobatch (a batch input utility) to service bureaus via its direct sales force, and to end users through high-end integrators, medium-end integrators, valued-added distributors, and value-added resellers.

         Information Management Solutions
         --------------------------------
              Xscribe derived approximately 54% of its consolidated revenues in fiscal year 1995 from its Information Management Solutions segment. Xscribe's Information Management Solutions segment primarily consists of groupware systems distributed and supported by Lexia, and CAT systems developed, manufactured, distributed and supported by Legal Systems.

         Groupware Products
         ------------------
              The majority of Xscribe's groupware systems revenues have been derived from Lexia's resale, integration and support of OfficePower , a groupware system developed by International Computers Limited, Inc. ("ICL"). ICL is an international leader in groupware and open-systems products and technologies, and Lexia in 1993 acquired substantially all of the assets of ICL's North American Sales Division. Lexia owns the exclusive rights to distribute OfficePower and TeamOFFICE to the United States legal marketplace and certain other commercial and government customers for an initial period of five years, expiring October 1998. Lexia acquired these rights in October 1993 in connection with the asset purchase. In November 1995, Xscribe announced a new cooperative marketing arrangement with ICL. See "Recent Developments."

              OfficePower is a suite of host-based groupware products for UNIX servers, which includes X.400 mail facilities, word processing and programs that enable interworking between OfficePower and PC's. The current release of OfficePower (Version 7) gives users the ability to use client-server technology by adding Windows-based clients (desktop PC's) to the system to interface with the UNIX-based OfficePower server. This enables Windows users, MacIntosh users, X Terminal and character-based terminal users to communicate with each other via OfficePower. Version 7 uses computer object integration to enable the use of Windows-based applications with the groupware systems. Version 7 also includes enhanced electronic mail capabilities. Lexia believes that the primary market for OfficePower is existing customers of OfficePower who upgrade to Version 7.

                                    Page 12 of 85








              Lexia also resells ICL's TeamWARE brand of groupware products. TeamWARE is a modular integrated office information system for OS/2, Windows NT, Novell Netware and UNIX servers and Windows, MS-DOS, OS/2 and MacIntosh workstations. Although Lexia has sold only a few TeamWARE installations to date, Lexia believes that its future profitability is dependent upon its ability to resell TeamWARE products. ICL has established a TeamWARE group in the United States to develop distribution channels for its TeamWARE products, but to date, this group has not been successful in its efforts to market TeamWARE in the United States. In October 1995, ICL agreed to a new cooperative marketing arrangement with Xscribe through which Xscribe will establish distribution channels for TeamWARE in the United States. See "Recent Developments." There is no assurance that these efforts will increase sales.

         CAT Systems
         -----------
              Xscribe Legal Systems manufactures and sells hardware and software CAT products to court reporters, court reporting and transcription services firms, courts, and government agencies. CAT systems computerize the process of taking dictation and preparing transcripts of testimony given during a deposition or courtroom proceeding and include two primary components: a writer and a computer with application software. Legal Systems manufactures and sells a leading-edge line of stenographic writers, including the Vision 486, a combination stenographic writer and portable PC, which incorporates the CAT system. Legal Systems also offers StenoRam ULTRA, a stand-alone electronic stenographic writer that communicates with an external PC via cable or disk. Legal Systems sells XEC-2001, a PC-based translating and editing software system.


                               RECENT DEVELOPMENTS

              ICL and Xscribe have agreed on a business plan for a new cooperative marketing arrangement in the United States for TeamWARE groupware products. Effective November 1, 1995, ICL will discontinue its existing U.S. TeamWARE reseller activities and transfer certain of its employees to a new wholly owned subsidiary of Xscribe, Team Open Systems, Inc., a Delaware corporation ("Team Open Systems"). Team Open Systems will be responsible, on a non-exclusive basis, for marketing TeamWARE products and establishing distribution channels in the United States through system integrators, distributors and value added resellers. Lexia will continue as a reseller in the legal marketplace and to certain commercial and government accounts.

              ICL will fund 12 Team Open Systems employee positions and a marketing budget that is subject to certain performance milestones. ICL's total commitment is expected to be approximately $800,000 during the second half of Xscribe's

                                    Page 13 of 85








         fiscal year 1996, and approximately $1.9 million during fiscal year 1997. Xscribe will reinvest Team Open Systems' sales margins (subject to reasonable profits) into Team Open Systems' sales and marketing budget.

              Due to the limited operating budget, Team Open Systems will target its initial marketing to resellers and end user customers in the legal, insurance and health care markets in the Northeast corridor (from Boston to Washington, D.C.), Illinois and California. These markets were selected because ICL and Lexia have established customer relationships in these markets through which Team Open Systems will endeavor to build reference accounts and initial distribution channels. Team Open Systems' strategy is to differentiate TeamWARE products from other groupware products based upon (i) its open systems architecture, (ii) solutions tailored to the targeted markets,
         (iii) enterprise-wide scalability, and (iv) superior reseller and end user customer support.

              There is no assurance that Team Open Systems will successfully establish distribution channels for TeamWARE products or that TeamWARE products will compete successfully against competitive groupware products.


                               SELLING SHAREHOLDER

              The following table sets forth the name and former position of the Selling Shareholder and certain information with respect to the beneficial ownership of the Company's common stock by the Selling Shareholder both prior to and after the offering by this Prospectus.

                              Number of
                                Shares                        Amount of
                             Beneficially     Number of      Beneficial
                               Owned On      Shares Being     Ownership
         Name             September 1, 1995   Registered   After Offering
         ----             -----------------   ----------   --------------

         David Hancock<F1>      76,667          76,667            0


         [FN]
         <F1> The address of David Hancock is 1838 Hermosa Avenue,
              Hermosa Beach, California, 90254.  His phone number is
              (310) 379-1995. David Hancock was formerly the President of Xscribe Imaging, Inc. Mr. Hancock's employment ended in May 1995.

                                    Page 14 of 85








                               PLAN OF DISTRIBUTION

              The Company has been advised by the Selling Shareholder that he intends to sell Shares offered hereunder from time to time in the over-the-counter market at prices and on terms prevailing on the date of the sale or in negotiated transactions or otherwise. The Selling Shareholder may pay customary brokerage commissions on sales.

              The Selling Shareholder and any brokers or dealers through whom sales of the common stock are made may be deemed
         "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any profits realized on the sale may be deemed underwriting compensation.

              The Company will pay all of the expenses incurred in registering shares. The Selling Shareholder shall bear his own distribution expenses.


                            DESCRIPTION OF SECURITIES

              The Company is authorized to issue 30,000,000 shares of its common stock and 3,173,275 shares of its preferred stock. As of September 30, 1995, 5,742,000 shares of common stock were issued and outstanding, 1,017,000 shares were subject to outstanding options and warrants and 48,000 shares were reserved for future options grants under the Company's 1994 Stock Plan for employees, and 1992 Stock Option Plan for employees and directors.

         Common Stock
         ------------
              Each holder of common stock of Xscribe is entitled to one vote for each share held of record and may cumulate votes for the election of directors in accordance with applicable provisions of California law. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences which may be granted to holders of preferred stock, each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, subject to prior liquidation or other preference rights of holders of preferred stock, if any, the holders of common stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

                                    Page 15 of 85








         Preferred Stock
         ---------------
              The Company is authorized to issue up to 3,173,275 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. This right empowers the Board of Directors, without shareholder approval, to issue additional preferred stock with dividend, liquidation, conversion, voting, or other rights established by the Board of Directors in its discretion. The ability to issue preferred stock can enhance the Board of Directors' bargaining capability on behalf o the Company's shareholders in a takeover situation. Under certain circumstances, however, the power to issue preferred stock could also be used by the incumbent Board of Directors to make a change of control of the Company more difficult.

         Transfer Agent and Registrar
         ----------------------------
              The transfer agent and registrar for the common stock of the Company is American Stock Transfer & Trust Company.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Articles of Incorporation of the Company eliminate the personal liability of directors of the Company for monetary damages in derivative actions for breach of a director's duty to the Company to the fullest extent allowed under California law. The Articles of Incorporation and Bylaws of the Company also provide for indemnification of directors, officers and other agents of the Company to the fullest extent allowed by law. The Company also has entered into indemnification agreements with directors, officers and certain key employees that provide for indemnification to the maximum extent permitted by law and provide for advances of defense costs and expenses, subject to an undertaking to repay the advanced amounts if the person ultimately is not entitled to indemnification.

              Directors, officers and other agents may be indemnified for judgments, fines, settlements or other amounts paid in the resolution of claims brought by a third party if the indemnified person acted in good faith and in a manner that the indemnified person reasonably believed to be in the best interest of a corporation and its shareholders, and in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe the conduct was unlawful. In derivative actions and actions brought by the Company, directors, officers and other agents may be entitled to indemnification against expenses incurred for the defense or settlement of such action if the indemnified person acted in good faith in a manner that person believed to be in the best interest of the corporation and its shareholders and with such

                                    Page 16 of 85








         care, including reasonable inquiry, as an ordinarily prudent person in like position would have used under similar circumstances.

              The Company currently maintains insurance policies in the amount of $5,000,000.00 that cover directors' and officers' liability. The Company has a separate executive risk policy that insures against fiduciary liability, commercial crime, kidnap/ransom and extortion.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents or information have been filed with the Securities and Exchange Commission ("Commission") and are incorporated herein by reference:

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995; and

                   (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995; and

                   (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995; and

                   (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1995; and

                   (e) The description of common stock set forth in the Company's Form 8-A Registration Statement (No. 33-14172) filed with the Commission on July 22, 1987.

              All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


                                  LEGAL MATTERS

              The legality of the common stock offered hereby was passed upon for the Company by Sheppard, Mullin, Richter & Hampton, 501 West Broadway, Nineteenth Floor, San Diego, California 92101.

                                    Page 17 of 85








                                     EXPERTS

              The consolidated financial statements and schedules of Xscribe Corporation as of March 31, 1995 and 1994, and for each of the three years in the three-year period ended March 31, 1995, incorporated herein by reference and in the Registration Statement, have been incorporated herein by reference and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         _______________

         Xscribe is a registered trademark of Xscribe Corporation.

         OfficePower and TeamWARE are trademarks of International
         Computers Limited.

         Windows and Windows NT are trademarks of Microsoft Corporation.

         OS/2 is a trademark of IBM.

         Netware is a trademark of Novell Corp.

         MacIntosh is a trademark of Apple Computer.

                                    Page 18 of 85








                                TABLE OF CONTENTS
                                -----------------
                                                                    Page
                                                                    ----

         PROSPECTUS  . . . . . . . . . . . . . . . . . . . . . . . .   1

         AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . .   2

         RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . .   4

         THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .   8

         RECENT DEVELOPMENTS . . . . . . . . . . . . . . . . . . . .  10

         SELLING SHAREHOLDER . . . . . . . . . . . . . . . . . . . .  11

         PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . .  12

         DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . .  12

         INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . .  13

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . .  14

         LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .  14

         EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . .  15



























                                       -i-

                                    Page 19 of 85








                                     PART II


         Item 14   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------
                                                           Company
                                                           -------
              Securities and Exchange Commission
               registration fee                            $   100
              Accounting fees and expenses                   1,500
              Legal fees and expenses                        5,000
              Miscellaneous                                    500
                                                           -------
                        Total                              $ 7,100
                                                           =======


         Item 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------
              The Amended and Restated Articles of Incorporation of the Company eliminate the personal liability of the Company's directors to the fullest extent permissible under California law, for monetary damages stemming from breach of fiduciary duty of care owed by the directors to the Company and its shareholders. The Amended and Restated Articles of Incorporation also enable the Company to indemnify its directors and officers beyond the indemnification expressly permitted by Section 317 of the California Corporations Code. As authorized by the shareholders, the Company has entered into indemnification agreements with its directors and officers. These indemnification agreements may be sufficiently broad in its terms to indemnify officers and directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

              The Company currently maintains insurance policies in the total amount of $5,000,000 that covers directors' and officers' liability. The Company has a separate executive risk policy which insures events of fiduciary liability, commercial crime, kidnap/ransom and extortion.


         Item 16   EXHIBITS
                   --------
              5.1 Opinion of Sheppard, Mullin, Richter & Hampton regarding legality

              10.1 Credit Agreement between Xscribe Corporation and
                   Imperial Bank executed August 25, 1995, and related documents

                                    Page 20 of 85









              10.2 ICL Letter Agreement<F*>

              23.1 Consent of KPMG Peat Marwick LLP

              23.2 Consent of Sheppard, Mullin, Richter & Hampton
                   (included in Exhibit 5.1)

              24.1 Power of Attorney (included in signature page)


         Item 17   UNDERTAKINGS
                   ------------
              Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













       [FN]
       To be filed by amendment.

                                    Page 21 of 85








                                    SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Diego, State of California, on December 14, 1995.

                                       XSCRIBE CORPORATION



                                       By /s/ Suren G. Dutia
                                          -----------------------------
                                          Suren G. Dutia, President and
                                          Chief Operating Officer



                                       By /s/ Bruce C. Myers
                                          -----------------------------
                                          Bruce C. Myers,
                                          Chief Executive Officer and
                                          Chief Financial Officer;
                                          Secretary

                                    Page 22 of 85








              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suren G. Dutia and Bruce C. Myers, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, and sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or a substitute or substitutes, may do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated.


         SIGNATURE                  CAPACITY                    DATE
         ---------                  --------                    ----


         /s/ Suren G. Dutia         Chairman of the Board;     12/14/95
         -------------------------  President; Chief Executive
         Suren G. Dutia             Officer


         /s/ Bruce C. Myers         Chief Operating Officer;   12/14/95
         -------------------------  Chief Financial Officer;
         Bruce C. Myers             Secretary


         /s/ Peter B. Harker        Controller; Principal      12/14/95
         -------------------------  Accounting Officer
         Peter B. Harker


         /s/ Donald R. Miller, Jr.  Director                   12/14/95
         -------------------------
         Donald R. Miller, Jr.


         /s/ Patrick W. Moore       Director                   12/14/95
         -------------------------
         Patrick W. Moore
                        SIGNATURES CONTINUED ON NEXT PAGE

                                    Page 23 of 85








         SIGNATURE                  CAPACITY                    DATE
         ---------                  --------                    ----


         /s/ Jukka V. Norokorpi     Director                   12/14/95
         -------------------------                             --------
         Jukka V. Norokorpi


         /s/ Ira H. Sharp           Director                   12/14/95
         -------------------------                             --------
         Ira H. Sharp


         /s/ John F. Staley         Director                   12/14/95
         -------------------------                             --------
         John F. Staley


         /s/ Evan A. Wyly           Director                   12/14/95
         -------------------------                             --------
         Evan A. Wyly

                                    Page 24 of 85






                             EXHIBIT INDEX



  No.               Description                                 Page
  -------------------------------------------------------------------

  5.1       Opinion of Sheppard, Mullin, Richter & Hampton
            regarding legality                                    26

  10.1      Credit Agreement between Xscribe Corporation
            and Imperial Bank executed August 25, 1995,
            and related documents                                 28

  10.2      ICL Letter Agreement                                  83


  23.1      Consent of KPMG Peat Marwick LLP                      85

  23.2      Consent of Sheppard, Mullin, Richter &
            Hampton (included in Exhibit 5.1)

  24.1      Power of Attorney (included in signature page)




































                                    Page 25 of 85






                                  EXHIBIT 5.1

                         SHEPPARD, MULLIN, RICHTER & HAMPTON
                  A Partnership Including Professional Corporations
                                  Attorneys at Law
                      333 South Hope Street, Forty-Eighth Floor
                           Los Angeles, California  90071
                              Telephone (213) 620-1780
                                        _____
                              Facsimile (213) 620-1398


                                 November 30, 1995
                                                          Our File Number
                                                               YW7-53541


       Xscribe Corporation
       6285 Nancy Ridge Drive
       San Diego, CA  92121


              Re:  Registration Statement on Form S-3


       Dear Sirs:

              Xscribe Corporation (the "Company") is filing with the Securities and Exchange Commission a registration statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 76,667 shares of common stock of the Company that may be offered and sold by the Selling Shareholder named in the Registration Statement (the "Shares"). You have requested our opinion as to the legality of the Shares.

              In connection with the furnishing of our opinion to you concerning this matter, we have examined originals, certified copies or photostatic copies of your Amended and Restated Articles of Incorporation and Bylaws (as amended), the minutes and written consents of your Board of Directors and shareholders, a certificate of your corporate secretary and chief financial officer as to certain facts, documents on file with and certificates of the California Secretary of State, the Stock Agreement dated February 23, 1995, between Xscribe Corporation and David Hancock, the Registration Statement and such other corporate records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth herein. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies.








                                    Page 26 of 85






       Xscribe Corporation
       November 30, 1995
       Page 2



              On the basis of the foregoing and in reliance thereon and after consideration of such matters and laws as we deem applicable and relevant, we are of the opinion that the Shares are legally and validly issued, fully paid and nonassessable.

              We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration
       Statement and in the Prospectus which is a part thereof.

                                  Very truly yours,


                                  /s/ Sheppard, Mullin, Richter & Hampton

                                  SHEPPARD, MULLIN, RICHTER & HAMPTON





































                                    Page 27 of 85






                                  EXHIBIT 10.1

         IMPERIAL BANK
         California's Business Bank TM
         Member FDIC


         IMPERIAL BANK                                        August 10, 1995
         701 B. Street
         San Diego, California 92101

         Subject:  Credit Terms and Conditions

         Gentlemen:

         To induce you ("Bank") to make loans to Xscribe Corporation ("Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

         A.   Borrower represents and warrants that:

              1.   EXISTENCE AND RIGHTS.  Borrower is a corporation.
         Borrower is duly organized and existing and in good standing under the laws of the State of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except: Photomatrix Corporation, Xscribe Legal Systems, Inc., Lexia Systems, Inc., U.S. Transcan Technologies, Inc. and Xscribe Imaging, Inc.

              2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

              3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

                                    Page 28 of 85






              4. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower except as previously disclosed to Bank, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority. Borrower also agrees to notify you in writing of any future litigation threatened against or affecting borrower.

              5. FINANCIAL CONDITION. The balance sheet of Borrower as of 3/31/95, and the related profit and loss statement for the year ended on that date, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of operations for the period covered thereby, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the ordinary course of business. Borrower has no knowledge or any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as not conducted.

              6. TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

              7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits, except as previously disclosed to Bank.

              8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others, except as previously disclosed to Bank.

              9. REGULATION U. The proceeds of the notes have not been used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

         B. Borrower agrees that so long as it is indebted to you, under borrowings, or other indebtedness, it will, unless you shall otherwise consent in writing:

                                    Page 29 of 85






              1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

              2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment.

              3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

                   (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and
                   (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

              4. NET WORTH AND WORKING CAPITAL. Maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, proprietary rights, organization expense and other similar intangible items, over its liabilities) of not less than $5,000,000 through March 30, 1996 and commencing March 31, 1996 and thereafter, $6,000,000.00 as computed and determined in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower.

              5. DEBT TO WORTH. Maintain a ratio of total liabilities to tangible net worth (as defined above) of no more than 1.0 to 1.0.

              6. WORKING CAPITAL. Maintain minimum working capital, (meaning the excess of current assets less current liabilities) of not less than $3,000,000.00

              7. CURRENT RATIO. Maintain a minimum current ratio (meaning current assets divided by current liabilities) of not less than 1.5 to 1.0.

              8.. EARNINGS RATIO. Commencing with the quarter ending December 31, 1995, maintain a ratio of EBITA (defined as the most recent two quarters of earnings before interest, taxes and

                                    Page 30 of 85






         amortization of intangible assets) multiplied by two to current portion of bank long term debt of 2.0 to 1.0.

              9. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times during normal business hours; and furnish you:

                   (a) As soon as available, and in any event within 45 days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a consolidating balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such periods, 10Q and supporting schedules all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments;
                   (b) As soon as available, and in any event within 90 days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with. the unqualified opinion of accountants satisfactory to you and 10K reports.
                   (c) Within ninety (90) days after the end of each fiscal year of Borrower, a certificate of chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Letter to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;
                   (d) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;
                   (e) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor;

                                    Page 31 of 85






                   (f) 45 days of each quarter end, accounts receivable and
              accounts payable agings in a format acceptable to Bank; and
                   (g) Such other information relating to the affairs of
              Borrower as you reasonably may request from time to time.

              10. NOTICE OF DEFAULT. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or an event which would be an event of default upon the notice and lapse of time.

              11. OUT OF DEBT PERIOD. Maintain a zero outstanding balance under its $1,000,000 line for thirty (30) consecutive days prior to expiration.

         C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

              1. TYPE OF BUSINESS; MANAGEMENT; Make any substantial change in the character of its business; or make any change in its executive management.

              2. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from you except obligations now existing as shown in the financial statement dated _____________, excluding those being refinanced by your bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

              3. LIENS AND ENCUMBRANCES. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in your favor.

              4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary course and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

              5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

                                    Page 32 of 85







         D. The occurrence of any of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

              1. FAILURE TO PAY NOTE. Failure to pay any installment of principal of or interest on any indebtedness of Borrower to you.

              2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Letter binding upon Borrower.

              3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

              4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

              5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.

              6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

         E.   Miscellaneous Provisions.

              1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Imperial Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that Imperial Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              2. FEES. Borrower shall pay to Bank a non-utilization fee of three quarters of one percent (0.75%) on the average daily unused portion of the line collected quarterly in arrears, also, docu-mentation fees of $150.00 per facility. The nonutilization fee

                                    Page 33 of 85






         shall be calculated on the basis of a 360 day year and shall be payable quarterly beginning with the quarter ending September 30, 1995. The fee will be due and payable within fifteen (15) days of notice by the Bank of the amount due.

              3. WARRANT. Borrower shall deliver to Bank a warrant in form and substance acceptable to Bank for 75,000 shares, of its common stock for $1 per share good for 5 years as a condition of extending any credit to Borrower.

         XSCRIBE CORPORATION



         By: /s/ Suren G. Dutia
             -----------------------------------------

         Title: President and Chief Executive Officer
               ---------------------------------------

         Date:  August 25, 1995
              -----------------------------------------

                                    Page 34 of 85






                                  IMPERIAL BANK
                                   Member FDIC


                                       NOTE


         $1,000,000.00       San Diego, California    August 10, 1995
          ------------       ---------                ---------------

         On August 15, 1996, and as hereinafter provided, for value
            ---------------
         received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its San Diego Regional office, the principal sum of $1,000,000.00
         ------------------                               ------------
         MAXIMUM or such sums up to the maximum if so stated, as the
         -------
         Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with
         interest from date of disbursement or N/A       , whichever is
                                               ----------
         later, on the unpaid principal balance [ ] at the rate of ____%
         per year [X] at the rate of 1.250% per year in excess of the
                                    ------
         rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater.
                                        ------
         Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

         Interest shall be payable [X] monthly  [ ] quarterly
         [ ] included with principal  [ ] in addition to principal
         [ ] __________________________, beginning September 15, 1995,
                                                   ------------------
         and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. [ ] (if checked), Principal shall be payable in installments of $_____________, or more, each installment on the _______ day of each ___________________, beginning ________________________. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

              Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the




                                    Page 35 of 85






         entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and
         (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

              Defaults shall include, but not limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor, the death of any Obligor, or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

         [ ] If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment, but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total principal balance after maturity.

              If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent count within the State of California, and to service of process by any means authorized by California law.

              No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in




                                    Page 36 of 85






         exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any such right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

         INITIAL HERE             SEE ADDENDUM ATTACHED
         /s/ BCM
         /s/ SD


         _________________________     XSCRIBE CORPORATION

         _________________________     BY /s/ Bruce C. Myers
                                         -------------------------------
         _________________________        /s/ Suren G. Dutia
                                         -------------------------------










































                                    Page 37 of 85






                                  ADDENDUM NOTE



         In connection with that certain revolving Note made available to you by Imperial Bank ("Bank"), in the amount of $1,000,000.00 dated 8/10/95 and expiring 8/15/96 ("Revolving
         Note"), the undersigned ("Borrower") hereby warrants and agrees to maintain zero ($0) outstanding balance on said Revolving Note for a minimum period of thirty (30) consecutive days during stated term of the Revolving Note.

         Failure to meet this or any other term or condition of the Revolving Note shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived.


         XSCRIBE CORPORATION


         BY /s/ Suren G. Dutia
           -----------------------------

            /s/ Bruce C. Myers
           -----------------------------































                                    Page 38 of 85






                                  IMPERIAL BANK
                                   Member FDIC


                                       NOTE


         $1,000,000.00       San Diego, California    August 10, 1995
          ------------       ---------                ---------------

         On August 16, 1999, and as hereinafter provided, for value
            ---------------
         received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its San Diego Regional office, the principal sum of $1,000,000.00
         ------------------                               ------------
         or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with
         interest from date of disbursement or N/A        , whichever is
                                               -----------
         later, on the unpaid principal balance [ ] at the rate of ____%
         per year [X] at the rate of 1.500% per year in excess of the
                                     -----
         rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater.
                                        ------
         Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

         Interest shall be payable [X] monthly  [ ] quarterly
         [ ] included with principal  [X] in addition to principal
         [ ] ____________________________, beginning September 15, 1995,
                                                     ------------------
         and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. [X] (if checked), Principal shall be payable in installments of $20,833.33, or more, each
                                     ---------
         installment on the 15th day of each month    , beginning
                            ----             ---------
         September 15, 1995.  Advances not to exceed any unpaid balances
         ------------------
         owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

              Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or




                                    Page 39 of 85






         extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

              Defaults shall include, but not limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor, the death of any Obligor, or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

         [ ] If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment, but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total principal balance after maturity.

              If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this note, and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent count within the State of California, and to service of process by any means authorized by California law.

              No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate,




                                    Page 40 of 85






         without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.


         _________________________     XSCRIBE CORPORATION

         _________________________     BY /s/ Suren G. Dutia
                                          ------------------------------
         _________________________        /s/ Bruce C. Myers
                                          ------------------------------












































                                    Page 41 of 85






                                  IMPERIAL BANK
                                   Member FDIC

                           AGREEMENT TO PROVIDE INSURANCE
                             (REAL OR PERSONAL PROPERTY)


         TO:  IMPERIAL BANK              Date:   August 10, 1995
                                                 ----------------
            701 "B" Street               Borrower:
            San Diego, California 92101            XSCRIBE CORPORATION
                                                  --------------------

         INITIAL HERE                           loans totaling
         /s/ BCM           In consideration of xxxxxxxxxxxxxxxxx
         /s/ SD   $   2,000,000.00   , secured by   Accounts Receivable,
                   ------------------             ----------------------
         Inventory and Equipment as described on the attached "EXHIBIT A", consisting of one page.
         -----------------------------------------------------------------

         I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

         I/We also agree to advise the below named agent to add Imperial Bank as loss payee on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/ endorsements and any subsequent renewal policies.

         I/We understand that the policy must contain:

              1. Fire and extended coverage in an amount sufficient to cover:

                     a)  The amount of the loan, OR

                     b)  All existing encumbrances, whichever is greater,

                  But not in excess of the replacement value of the improvements on the real property.

              2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.

                                         INSURANCE INFORMATION

         Insurance Co./Agent:                   Telephone No.:

         Agent's Address:

                                                XSCRIBE CORPORATION

                    Signature of Obligor:   BY  /s/ Suren G. Dutia
                                          ----------------------------
                    Signature of Obligor:   /s/ Bruce C. Myers
                                          ----------------------------
       ================================================================

                                    Page 42 of 85






         Attachment to Agreement
         dtd. 8/10/95, consisting of one page
         XSCRIBE CORPORATION
         collateral description


                                    EXHIBIT A


         ALL PERSONAL PROPERTY, WHETHER PRESENTLY EXISTING OR HEREAFTER CREATED OR ACQUIRED, INCLUDING BUT NOT LIMITED TO: ALL ACCOUNTS, CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, MONEY, DEPOSIT ACCOUNTS AND GENERAL INTANGIBLES INCLUDING RETURNS, REPOSSESSIONS, BOOKS AND RECORDS RELATING THERETO, AND EQUIPMENT CONTAINING SAID BOOKS AND RECORDS. ALL GOODS INCLUDING EQUIPMENT AND INVENTORY. ALL PROCEEDS INCLUDING, WITHOUT LIMITATION, INSURANCE PROCEEDS. ALL GUARANTEES AND OTHER SECURITY THEREFOR.



                                  INITIAL HERE
                                  /s/ BCM
                                  /s/ SD



































                                    Page 43 of 85






                                    IMPERIAL BANK
                                     Member FDIC

                        CORPORATE RESOLUTION REGARDING CREDIT

       OFFICE: San Diego Regional   ADDRESS: 701 "B" Street
              ---------------------          San Diego, California 92101
                                            -----------------------------

            RESOLVED, that     XSCRIBE CORPORATION
                          -----------------------------------------------
       borrow from IMPERIAL BANK, hereinafter referred to as "Bank", from time to time, such sums of money as, in the judgement of the officer or officers hereinafter authorized, this corporation may require; provided that the aggregate amount of such borrowing, pursuant to this resolution, shall not at any one time exceed
       the principal sum of   Two Million and No/100         DOLLARS
                           --------------------------------
       ($  2,000,000.00   ), in addition to such amendments as may
         ----------------
       be otherwise authorized;

            RESOLVED FURTHER, that any     1   of the following named
                                        ------
                                   (Specify Number)
       officers


          Suren Dutia                       CEO/Chairman
       ----------------------       the   -----------------------
          Bruce Meyers                      Sec/CFO/VP Operations
       ----------------------       the   -----------------------

       ----------------------       the   -----------------------

       ----------------------       the   -----------------------

       ----------------------       the   -----------------------

       of this corporation (the officer or officers acting in combination, authorized to act pursuant hereto being herein-after designated as "Authorized Officers"), be and they are hereby authorized, directed and empowered, for and on behalf and in the name of this corporation (1) to execute and deliver to the Bank such notes or other evidences of indebtedness of this corporation for the monies so borrowed, with interest thereon, as the Bank may require, and to execute and deliver, from time to time, renewals or extensions of such notes or other evidences of indebtedness;
       (2) to grant a security interest in, transfer, or otherwise hypothecate or deed in trust for Bank's benefit and deliver by such instruments in writing or otherwise as may be demanded by the Bank, any of the property of this corporation as may be required by the Bank to secure the payment of any notes or other indebtedness of this corporation or third parties to Bank, whether arising pursuant to this resolution or otherwise; and (3) to perform all acts and execute and


                                    Page 44 of 85






       deliver all instruments which the Bank may deem necessary to carry out the purposes of this resolution;

            RESOLVED FURTHER, that said authorized officers be and they are hereby authorized and empowered, and that any one of said authorized officers be and he/she is hereby authorized and empowered (1) to discount with or sell to the Bank conditional sales contracts, notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness payable to this corporation, upon such terms as may be agreed upon by them and the Bank, and to endorse in the name of this corporation said notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness so discounted, and to guarantee the payment of the same to the Bank, and (2) to apply for and obtain from the Bank letters of credit and in connection therewith to execute such agreement, applications, guarantees, indemnities and other financial undertakings as Bank may require;

            RESOLVED FURTHER, that said authorized officers are also authorized to direct the disposition of the proceeds of any such obligation, and to accept or direct delivery from the Bank of any property of this corporation at any time held by the Bank;

            RESOLVED FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby ratified and affirmed;

            RESOLVED FURTHER, that this resolution will continue in full force and effect until the Bank shall receive official notice in writing from this corporation of the revocation thereof by a resolution duly adopted by the Board of Directors of this corporation, and that the certification of the Secretary of this corporation as to the signatures of the above named persons shall be binding on this corporation.

            I,     Bruce Meyers           , Secretary of the above
               ---------------------------
       named corporation, duly organized and existing under the laws
       of the State of   California          , do hereby certify
                       ----------------------
       that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of said corporation, duly and regularly passed and adopted by the Board of Directors of said corporation.

            I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signatures appearing below are the signatures of






                                    Page 45 of 85






       the officers authorized to sign for this corporation by virtue of said resolution.

            EXECUTED ON

                 AUTHORIZED SIGNATURES:

       Signature:   /s/ Suren G. Dutia
                 -------------------------
                 Suren Dutia

       Signature:   /s/ Bruce C. Myers           /s/ Bruce C. Myers
                 -------------------------      ---------------------
                 Bruce Meyers                       (Secretary)
                                                 Bruce Meyers
       Signature:
                 -------------------------

       Signature:
                 -------------------------







































                                    Page 46 of 85






         IMPERIAL BANK
         Member FDIC

         CONTINUING GUARANTEE
                                  ORIGINATING OFFICE:

                                  Name of Office:  San Diego Regional
                                                   ---------------------
                                  Street Address:  701 B. Street
                                                   ---------------------
                           City, State, Zip Code:  San Diego, Ca. 92101
                                                   ---------------------


              The undersigned (hereinafter referred to as "Guarantor") hereby requests and authorizes IMPERIAL BANK (hereinafter referred to as the "Bank") to extend credit to
         XSCRIBE CORPORATION                 a    Corporation
         ---------------------------------     --------------------
                            (Designate type of entity)

         (hereinafter referred to as "Debtor"), and in consideration of the granting of such credit by the Bank to Debtor, Guarantor agrees as follows:

              1. The words "indebtedness" and "credit" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, including interest thereon, of Debtor heretofore, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliqui-dated, determined or undetermined, whether assumed by Debtor's successors, heirs or assigns by operation of law or otherwise, and whether Debtor is liable individually or jointly with others, and whether recovery upon any such indebtedness or credit is or hereafter becomes barred by any statute of limitations or is or hereafter becomes otherwise unenforceable.

              2. Credit may be granted from time to time at the request of Debtor and without further authorization from or notice to Guarantor, even though Debtor's financial condition may have deteriorated since the date hereof. If Debtor is a corporation or a partnership, the Bank need not inquire into the power of Debtor or the authority of its officers, direc-tors, partners or agents acting or purporting to act in its behalf. Each credit heretofore or hereafter granted to Debtor shall be considered to have been granted at the special instance and request of Guarantor and in consideration of and in reliance upon this guarantee.

              3. Guarantor hereby unconditionally guarantees and promises to pay the Bank or its order any and all indebtedness of Debtor to the Bank and to perform any and all obligations of Debtor under the terms of any agreement or instrument




                                    Page 47 of 85






         evidencing, securing or executed in connection with any such indebtedness ("Credit Documents"). The liability of Guarantor shall not at any time exceed the sum of the amount set forth below, plus the interest thereon in accordance with the Credit Documents and the costs, attorneys' fees and other expenses provided for in Paragraph 15 hereof. If no amount is set forth below, the liability of the Guarantor hereunder shall be unlimited. The Bank may permit Debtor's indebtedness to exceed any maximum liability without impairing the obligations of Guarantor hereunder. No payments made by or on behalf of Guarantor to the Bank shall reduce any such maximum liability unless written notice to that effect is received by the Bank at or prior to the time such payment is made. If Guarantor has executed more than one guarantee of the indebtedness of Debtor to the Bank, the guarantees shall be cumulative.

              4. Either before or after revocation hereof and in such manner, upon such terms and at such times as it considers best and with or without notice to Guarantor, the Bank may alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or nonexercise by the Bank of any right hereby given it, no dealing by the Bank with Debtor or any other person, and no change, impairment or suspension of any right or remedy of the Bank shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or given Guarantor any recourse against the Bank.

              5. In addition to all liens upon and rights of offset given to the Bank by law against any property of Debtor or of Guarantor, Guarantor hereby grants a security interest in all property of Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account or for safekeeping or otherwise. Each such security interest may be exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by the Bank in writing and shall not be considered waived by any conduct of the Bank or by any failure of the Bank to exercise any right of offset or to enforce any such security interest or by any neglect or delay in so doing.

              6. Guarantor waives and agrees not to assert or take advantage of (a) any right to require the Bank to proceed against the Debtor or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of the Bank to file or enforce a claim against the




                                    Page 48 of 85






         estate (either in administration, bankruptcy, or other proceed-ing) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of the Debtor, the Bank, any endorser, creditor of Debtor or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by the Bank, including with-out limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both, including, without limitation, the impairment of subrogation rights arising by virtue of California Civil Code 580(b) and 580(d); (f) any defense or right based upon the fair value deficiency protections and provisions of California Civil
         Code 580(a) and California Civil Procedure Code 726; and
         (g) any defense or right based upon the acceptance by the Bank or an affiliate of the Bank of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both.

              7. Guarantor, by execution hereof, represents to the Bank that the relationship between Guarantor and Debtor is such that Guarantor has access to all relevant facts and information concerning the indebtedness and Debtor and that the Bank can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Bank to dis-close to Guarantor any facts that the Bank may now or hereafter know about Debtor, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Debtor and all circumstances bearing on the risk of non-payment of the indebtedness guaranteed hereby.

              8. Until all indebtedness of Debtor to the Bank has been paid in full, even though such indebtedness is in excess of the liability of Guarantor, Guarantor shall have no right of subro-gation and waives any right to enforce any remedy which the Bank now has or may hereafter have against Debtor and any benefit of and any right to participate in any security now or hereafter held by the Bank.

              9. Except as otherwise provided in this paragraph, all existing or future indebtedness of Debtor to Guarantor and, if Debtor is a partnership, any right to withdraw any capital of Guarantor invested in Debtor, is hereby subordinated to all




                                    Page 49 of 85






         indebtedness hereby guaranteed and, without the prior written consent of the Bank, shall not be paid or withdrawn in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this guarantee is in effect. At the Bank's request, Debtor shall pay to the Bank all or any part of subordinated indebt-edness and any capital which Guarantor is entitled to withdraw. Each payment by Debtor to Guarantor in violation of this para-graph shall be received in trust for the Bank and shall be paid to the Bank immediately on account of the indebtedness of Debtor to the Bank. No such payment shall reduce or affect in any manner Guarantor's liability under any of the provisions of this guarantee. Guarantor reserves the right to receive from Debtor payment of any salary for personal services at the same monthly rate as that at which Guarantor has been paid during the preceding twelve months, it being expressly understood that such amount shall not be subordinated to the indebtedness guaranteed hereby.

              10. Guarantor will file all claims against Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Debtor to Guarantor and shall concurrently assign to the Bank all of the Guar-antor's rights thereunder. If Guarantor does not file any such claim, the Bank, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in the Bank's discretion, to assign the claim and to cause proof of claim to be filed in the name of the Bank's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claims shall pay to the Bank the full amount thereof and, to the full extent necessary for the purpose, Guarantor hereby assigns to the Bank all of the Guarantor's rights to any and all such payments or distribu-tions to which Guarantor would otherwise be entitled. If the amount so paid is greater than the guaranteed indebtedness then outstanding, the Bank will pay the amount of the excess to the person entitled thereto.

              11. With or without notice to Guarantor, the Bank, in its sole discretion and at any time and from time to time either before or after delivery of any notice of revocation hereunder and in such manner and upon such terms as it considers fit, may
         (a) apply any or all payments or recoveries from Debtor, from Guarantor or from any other guarantor under this or any other instrument or realized from any security, in such manner and order or priority as the Bank elects, to any indebtedness of Debtor to the Bank, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Debtor any payment received by the Bank upon any indebtedness hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby. Any recovery realized from any other guarantor under this or any other instrument shall be first credited upon that portion of the indebtedness of Debtor to the Bank which exceeds Guarantor's maximum liability, if any, hereunder.




                                    Page 50 of 85








              12. The amount of Guarantor's liability and all rights, powers and remedies of the Bank hereunder and under the Credit Documents and any other agreement now or at any time hereafter in force between the Bank and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Bank by law.

              13. Guarantor's obligations hereunder are independent of the obligations of Debtor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined in any such action or actions. The Bank may maintain successive actions for other defaults. The Bank's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

              14. This is a continuing guarantee and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to the Bank written notice that it has been revoked as to credit granted subsequent to the effective time of revocation as herein provided. Delivery of such notice shall be effective by personal service upon an officer of the Bank at the originating office of the Bank designated on the first page hereby or by mailing such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to the Bank at the originating office designated on the first page hereof. Regardless of how notice of revocation is given, it shall not be effective until twelve o'clock noon Pacific Standard or Daylight Savings Time, as the case may be, on the next succeeding Bank business day following the day such notice is delivered, but delivery of such notice shall not affect any of the obligations of any other guarantor for the credit granted to Debtor hereunder. If the originating office of the Bank designated above is not in existence at the time notice of revocation is desired to be given, then such notice may be given in the manner above provided by delivering the same to IMPERIAL BANK OFFICE at 9920 South La Cienega Boulevard, Inglewood, California, 90301.

              15. Guarantor agrees to pay to the Bank without demand reasonable attorneys' fees and all costs and other expenses which the Bank expends or incurs in collecting or compromising any indebtedness of the Debtor, in protecting the Bank's security under the Credit Documents or in enforcing this guarantee against Guarantor or any other guarantor of any indebtedness hereby guaranteed whether or not suit is filed, including, without limitation, attorney's fees, costs and other such expenses incurred in any bankruptcy proceeding. Guarantor warrants and represents that it is fully authorized by law to execute this guarantee.



                                    Page 51 of 85








              16. This guarantee shall benefit the Bank, its successors and assigns, including the assignees of any indebtedness hereby guaranteed, and binds Guarantor's successors and assigns. This guarantee is assignable by the Bank with respect to all or any portion of the indebtedness and obligations guaranteed here-under, and, when so assigned, Guarantor shall be liable to the assignees under this guarantee without in any manner affecting Guarantor's liability hereunder with respect to any indebted-ness or obligations retained by the Bank. No delegation or assignment of this guarantee by any Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

              17. No provision of this guarantee or right of the Bank hereunder can be waived, nor can any Guarantor be released from his/her obligations hereunder, except by a writing duly exe-cuted by an authorized officer of the Bank. Should any one or more provisions of this guarantee be determined to be illegal or unenforceable, all other provisions nevertheless shall be governed by and construed in accordance with the laws of California, and Guarantor agrees to submit to the jurisdiction of the Courts of California.

              18. If more than one guarantor signs this guarantee, the obligation of all such guarantors shall be joint and several. When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter. Any married person who signs this guarantee agrees that recourse may be had against separate property for all obligations under this guarantee.

              19. Except as provided in any other written agreement now or at any time hereafter in force between the Bank and Guarantor, this guarantee shall constitute the entire agreement of Guarantor with the Bank with respect to the subject matter hereof and no representation, understanding, promise or condi-tion concerning the subject matter hereof shall be binding upon the Bank unless expressed herein. Any notice to Guarantor shall be considered to have been duly given when delivered personally or forty-eight hours after being mailed, postage prepaid, to the address(es) set forth below or to such other address(es) as Guarantor may from time to time designate by giving notice in the same manner of notice to the Bank set forth in Paragraph 14 hereof.

              20. Each of the undersigned Guarantors hereby acknowledges the receipt of a true copy of this guarantee.

              21. [ ] This guarantee is secured by a deed of trust dated _______________, 19___, to Imperial Bancorp, as Trustee.






                                    Page 52 of 85






         INITIAL HERE
         /s/ BCM
         /s/ SD    22.  Notwithstanding anything herein to the contrary
         the maximum liability of the Guarantor shall not exceed its net worth under generally accepted accounting principals from time to time.

         GUARANTEE AMOUNT $2,000,000.00
                           ------------

         Executed by or on behalf of Guarantor(s) on August 10, 1995.
                                                     ---------    --

         Signature of Guarantor(s)               Address

         LEXIA SYSTEMS, INC.                6825 Nancy Ridge Dr.,
                                            ---------------------------
         BY /s/ Suren G. Dutia              San Diego, CA 92121
            -------------------------       ---------------------------
            /s/ Bruce C. Myers
            -------------------------       ---------------------------

                                            ---------------------------




































                                    Page 53 of 85






                     (COMPLETE IF GUARANTOR IS A CORPORATION)

                   RESOLUTION AUTHORIZING CONTINUING GUARANTEE,
                    ENDORSEMENT AND GUARANTEE OF NOTE OR NOTES
                           AND HYPOTHECATION OF ASSETS


              WHEREAS,     XSCRIBE CORPORATION                    ,
                        ------------------------------------------
         hereinafter referred to as "Debtor", has requested IMPERIAL BANK, hereinafter referred to as "Bank", to grant credit to Debtor,

              WHEREAS, the corporation hereinafter named expects to derive benefit from such financial accommodation by Bank,

              1.   NOW, BE IT RESOLVED, that any      1    of the
                                                 ----------
                                               (Specify Number)
         following named officers

         Suren Dutia                   the   CEO/Chairman
         -------------------------           -------------------------
         Bruce Meyers                  the   Sec/CFO/VP of Operations
         -------------------------           -------------------------

         -------------------------           -------------------------

         -------------------------           -------------------------

         for and on behalf of      LEXIA SYSTEMS, INC.
                               ---------------------------------------
                                       (Name of Corporation)
         be and they hereby are authorized and directed for and in the name of this corporation and as its act and deed to do and perform any one or more of the following:

                   A. Execute a continuing guarantee in favor of Bank for any and all assets of this corporation.

                   B. Endorse and/or guarantee a note or notes in favor of Bank whereunder Debtor is Maker and Bank is Payee including renewals and extensions thereof.

                   C. Grant to Bank a security interest in and to any and all assets of this corporation: (1) as security for any obligation which this corporation may incur under subpara-graphs A and/or B above; or (2) as security for indebtedness of Debtor to Bank to the extent of the value of the security interest so granted without personal liability on the part of this corporation to Bank.

              2. RESOLVED FURTHER, that Bank may rely on the authority conferred herein until Bank receives notice in writing that the authority contained in this resolution has been revoked or the




                                    Page 54 of 85






         authority of the persons or officers named above has been revoked.

              3.   RESOLVED FURTHER, that the liability of this
         corporation to Bank hereunder shall not exceed the total sum of
         Two Million and No/100                 DOLLARS ($2,000,000.00).
         --------------------------------------           ------------

              4. RESOLVED FURTHER, that any guarantees or other docu-ments in like amount and terms as those stated above heretofore executed by said officers in the name of this corporation are hereby ratified and approved, and the secretary or assistant secretary is authorized and directed to attach copies of such documents to the minutes of the corporation.

              I, the undersigned      Bruce Meyers     , hereby certify
                                 ----------------------
         that I am the duly elected, qualified and acting ______________ secretary of the above referenced corporation, duly organized
         and existing under the laws of the State of   Nevada    ; that
                                                     ------------
         the Board of Directors of said corporation duly and regularly adopted the resolution of which the foregoing is a full, true and correct copy.

              I further certify that said resolution is in full force and effect, that it has not been revoked, suspended, or amended in any way, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of said resolution.

              I further certify that shareholder consent    is
                                                         -----------
                                                        (is or is not)
         required in the event of hypothecation of all or substantially all of the assets of said corporation.

         EXECUTED ON ___________________.

              AUTHORIZED SIGNATURES:                  (SEAL)

         Signature:  /s/ Suren G. Dutia          Confirmed By:
                   -----------------------
                    Suren Dutia                  /s/ Suren G. Dutia
                                                 -----------------------
                     /s/ Bruce C. Myers                (President)
                   -----------------------
                    Bruce Meyers                 /s/ Bruce C. Myers
                                                 -----------------------
                   ------------------------            (Secretary)
                                                 Bruce Meyers
                   ------------------------







                                    Page 55 of 85






         IMPERIAL BANK
         Member FDIC

         CONTINUING GUARANTEE
                                  ORIGINATING OFFICE:

                                  Name of Office:  San Diego Regional
                                                   ---------------------
                                  Street Address:  701 B. Street
                                                   ---------------------
                           City, State, Zip Code:  San Diego, Ca. 92101
                                                   ---------------------


              The undersigned (hereinafter referred to as "Guarantor") hereby requests and authorizes IMPERIAL BANK (hereinafter referred to as the "Bank") to extend credit to
         XSCRIBE CORPORATION                 a    Corporation
         ---------------------------------     --------------------
                            (Designate type of entity)

         (hereinafter referred to as "Debtor"), and in consideration of the granting of such credit by the Bank to Debtor, Guarantor agrees as follows:

              1. The words "indebtedness" and "credit" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, including interest thereon, of Debtor heretofore, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliqui-dated, determined or undetermined, whether assumed by Debtor's successors, heirs or assigns by operation of law or otherwise, and whether Debtor is liable individually or jointly with others, and whether recovery upon any such indebtedness or credit is or hereafter becomes barred by any statute of limitations or is or hereafter becomes otherwise unenforceable.

              2. Credit may be granted from time to time at the request of Debtor and without further authorization from or notice to Guarantor, even though Debtor's financial condition may have deteriorated since the date hereof. If Debtor is a corporation or a partnership, the Bank need not inquire into the power of Debtor or the authority of its officers, direc-tors, partners or agents acting or purporting to act in its behalf. Each credit heretofore or hereafter granted to Debtor shall be considered to have been granted at the special instance and request of Guarantor and in consideration of and in reliance upon this guarantee.

              3. Guarantor hereby unconditionally guarantees and promises to pay the Bank or its order any and all indebtedness of Debtor to the Bank and to perform any and all obligations of Debtor under the terms of any agreement or instrument




                                    Page 56 of 85






         evidencing, securing or executed in connection with any such indebtedness ("Credit Documents"). The liability of Guarantor shall not at any time exceed the sum of the amount set forth below, plus the interest thereon in accordance with the Credit Documents and the costs, attorneys' fees and other expenses provided for in Paragraph 15 hereof. If no amount is set forth below, the liability of the Guarantor hereunder shall be unlimited. The Bank may permit Debtor's indebtedness to exceed any maximum liability without impairing the obligations of Guarantor hereunder. No payments made by or on behalf of Guarantor to the Bank shall reduce any such maximum liability unless written notice to that effect is received by the Bank at or prior to the time such payment is made. If Guarantor has executed more than one guarantee of the indebtedness of Debtor to the Bank, the guarantees shall be cumulative.

              4. Either before or after revocation hereof and in such manner, upon such terms and at such times as it considers best and with or without notice to Guarantor, the Bank may alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or nonexercise by the Bank of any right hereby given it, no dealing by the Bank with Debtor or any other person, and no change, impairment or suspension of any right or remedy of the Bank shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or given Guarantor any recourse against the Bank.

              5. In addition to all liens upon and rights of offset given to the Bank by law against any property of Debtor or of Guarantor, Guarantor hereby grants a security interest in all property of Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account or for safekeeping or otherwise. Each such security interest may be exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by the Bank in writing and shall not be considered waived by any conduct of the Bank or by any failure of the Bank to exercise any right of offset or to enforce any such security interest or by any neglect or delay in so doing.

              6. Guarantor waives and agrees not to assert or take advantage of (a) any right to require the Bank to proceed against the Debtor or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of the Bank to file or enforce a claim against the




                                    Page 57 of 85






         estate (either in administration, bankruptcy, or other proceed-ing) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of the Debtor, the Bank, any endorser, creditor of Debtor or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by the Bank, including with-out limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both, including, without limitation, the impairment of subrogation rights arising by virtue of California Civil Code 580(b) and 580(d); (f) any defense or right based upon the fair value deficiency protections and provisions of California Civil
         Code 580(a) and California Civil Procedure Code 726; and
         (g) any defense or right based upon the acceptance by the Bank or an affiliate of the Bank of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both.

              7. Guarantor, by execution hereof, represents to the Bank that the relationship between Guarantor and Debtor is such that Guarantor has access to all relevant facts and information concerning the indebtedness and Debtor and that the Bank can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Bank to dis-close to Guarantor any facts that the Bank may now or hereafter know about Debtor, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Debtor and all circumstances bearing on the risk of non-payment of the indebtedness guaranteed hereby.

              8. Until all indebtedness of Debtor to the Bank has been paid in full, even though such indebtedness is in excess of the liability of Guarantor, Guarantor shall have no right of subro-gation and waives any right to enforce any remedy which the Bank now has or may hereafter have against Debtor and any benefit of and any right to participate in any security now or hereafter held by the Bank.

              9. Except as otherwise provided in this paragraph, all existing or future indebtedness of Debtor to Guarantor and, if Debtor is a partnership, any right to withdraw any capital of Guarantor invested in Debtor, is hereby subordinated to all




                                    Page 58 of 85






         indebtedness hereby guaranteed and, without the prior written consent of the Bank, shall not be paid or withdrawn in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this guarantee is in effect. At the Bank's request, Debtor shall pay to the Bank all or any part of subordinated indebt-edness and any capital which Guarantor is entitled to withdraw. Each payment by Debtor to Guarantor in violation of this para-graph shall be received in trust for the Bank and shall be paid to the Bank immediately on account of the indebtedness of Debtor to the Bank. No such payment shall reduce or affect in any manner Guarantor's liability under any of the provisions of this guarantee. Guarantor reserves the right to receive from Debtor payment of any salary for personal services at the same monthly rate as that at which Guarantor has been paid during the preceding twelve months, it being expressly understood that such amount shall not be subordinated to the indebtedness guaranteed hereby.

              10. Guarantor will file all claims against Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Debtor to Guarantor and shall concurrently assign to the Bank all of the Guar-antor's rights thereunder. If Guarantor does not file any such claim, the Bank, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in the Bank's discretion, to assign the claim and to cause proof of claim to be filed in the name of the Bank's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claims shall pay to the Bank the full amount thereof and, to the full extent necessary for the purpose, Guarantor hereby assigns to the Bank all of the Guarantor's rights to any and all such payments or distribu-tions to which Guarantor would otherwise be entitled. If the amount so paid is greater than the guaranteed indebtedness then outstanding, the Bank will pay the amount of the excess to the person entitled thereto.

              11. With or without notice to Guarantor, the Bank, in its sole discretion and at any time and from time to time either before or after delivery of any notice of revocation hereunder and in such manner and upon such terms as it considers fit, may
         (a) apply any or all payments or recoveries from Debtor, from Guarantor or from any other guarantor under this or any other instrument or realized from any security, in such manner and order or priority as the Bank elects, to any indebtedness of Debtor to the Bank, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Debtor any payment received by the Bank upon any indebtedness hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby. Any recovery realized from any other guarantor under this or any other instrument shall be first credited upon that portion of the indebtedness of Debtor to the Bank which exceeds Guarantor's maximum liability, if any, hereunder.




                                    Page 59 of 85








              12. The amount of Guarantor's liability and all rights, powers and remedies of the Bank hereunder and under the Credit Documents and any other agreement now or at any time hereafter in force between the Bank and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Bank by law.

              13. Guarantor's obligations hereunder are independent of the obligations of Debtor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined in any such action or actions. The Bank may maintain successive actions for other defaults. The Bank's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

              14. This is a continuing guarantee and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to the Bank written notice that it has been revoked as to credit granted subsequent to the effective time of revocation as herein provided. Delivery of such notice shall be effective by personal service upon an officer of the Bank at the originating office of the Bank designated on the first page hereby or by mailing such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to the Bank at the originating office designated on the first page hereof. Regardless of how notice of revocation is given, it shall not be effective until twelve o'clock noon Pacific Standard or Daylight Savings Time, as the case may be, on the next succeeding Bank business day following the day such notice is delivered, but delivery of such notice shall not affect any of the obligations of any other guarantor for the credit granted to Debtor hereunder. If the originating office of the Bank designated above is not in existence at the time notice of revocation is desired to be given, then such notice may be given in the manner above provided by delivering the same to IMPERIAL BANK OFFICE at 9920 South La Cienega Boulevard, Inglewood, California, 90301.

              15. Guarantor agrees to pay to the Bank without demand reasonable attorneys' fees and all costs and other expenses which the Bank expends or incurs in collecting or compromising any indebtedness of the Debtor, in protecting the Bank's security under the Credit Documents or in enforcing this guarantee against Guarantor or any other guarantor of any indebtedness hereby guaranteed whether or not suit is filed, including, without limitation, attorney's fees, costs and other such expenses incurred in any bankruptcy proceeding. Guarantor warrants and represents that it is fully authorized by law to execute this guarantee.



                                    Page 60 of 85








              16. This guarantee shall benefit the Bank, its successors and assigns, including the assignees of any indebtedness hereby guaranteed, and binds Guarantor's successors and assigns. This guarantee is assignable by the Bank with respect to all or any portion of the indebtedness and obligations guaranteed here-under, and, when so assigned, Guarantor shall be liable to the assignees under this guarantee without in any manner affecting Guarantor's liability hereunder with respect to any indebted-ness or obligations retained by the Bank. No delegation or assignment of this guarantee by any Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

              17. No provision of this guarantee or right of the Bank hereunder can be waived, nor can any Guarantor be released from his/her obligations hereunder, except by a writing duly exe-cuted by an authorized officer of the Bank. Should any one or more provisions of this guarantee be determined to be illegal or unenforceable, all other provisions nevertheless shall be governed by and construed in accordance with the laws of California, and Guarantor agrees to submit to the jurisdiction of the Courts of California.

              18. If more than one guarantor signs this guarantee, the obligation of all such guarantors shall be joint and several. When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter. Any married person who signs this guarantee agrees that recourse may be had against separate property for all obligations under this guarantee.

              19. Except as provided in any other written agreement now or at any time hereafter in force between the Bank and Guarantor, this guarantee shall constitute the entire agreement of Guarantor with the Bank with respect to the subject matter hereof and no representation, understanding, promise or condi-tion concerning the subject matter hereof shall be binding upon the Bank unless expressed herein. Any notice to Guarantor shall be considered to have been duly given when delivered personally or forty-eight hours after being mailed, postage prepaid, to the address(es) set forth below or to such other address(es) as Guarantor may from time to time designate by giving notice in the same manner of notice to the Bank set forth in Paragraph 14 hereof.

              20. Each of the undersigned Guarantors hereby acknowledges the receipt of a true copy of this guarantee.

              21. [ ] This guarantee is secured by a deed of trust dated _______________, 19___, to Imperial Bancorp, as Trustee.






                                    Page 61 of 85






         INITIAL HERE
         /s/ BCM
         /s/ SD    22.  Notwithstanding anything herein to the contrary
         the maximum liability of the Guarantor shall not exceed its net worth under generally accepted accounting principals from time to time.

         GUARANTEE AMOUNT $2,000,000.00
                           ------------

         Executed by or on behalf of Guarantor(s) on August 10, 1995.
                                                     ---------    --

         Signature of Guarantor(s)               Address

         PHOTOMATRIX CORPORATION            6825 Nancy Ridge Dr.,
                                            ---------------------------
         BY /s/ Suren G. Dutia              San Diego, CA 92121
            -------------------------       ---------------------------
            /s/ Bruce C. Myers
            -------------------------       ---------------------------

                                            ---------------------------




































                                    Page 62 of 85






                     (COMPLETE IF GUARANTOR IS A CORPORATION)

                   RESOLUTION AUTHORIZING CONTINUING GUARANTEE,
                    ENDORSEMENT AND GUARANTEE OF NOTE OR NOTES
                           AND HYPOTHECATION OF ASSETS


              WHEREAS,     XSCRIBE CORPORATION                    ,
                        ------------------------------------------
         hereinafter referred to as "Debtor", has requested IMPERIAL BANK, hereinafter referred to as "Bank", to grant credit to Debtor,

              WHEREAS, the corporation hereinafter named expects to derive benefit from such financial accommodation by Bank,

              1.   NOW, BE IT RESOLVED, that any      1    of the
                                                 ----------
                                               (Specify Number)
         following named officers

         Suren Dutia                   the   CEO/Chairman
         -------------------------           -------------------------
         Bruce Meyers                  the   Sec/CFO/VP of Operations
         -------------------------           -------------------------

         -------------------------           -------------------------

         -------------------------           -------------------------

         for and on behalf of      PHOTOMATRIX CORPORATION
                               ---------------------------------------
                                       (Name of Corporation)
         be and they hereby are authorized and directed for and in the name of this corporation and as its act and deed to do and perform any one or more of the following:

                   A. Execute a continuing guarantee in favor of Bank for any and all assets of this corporation.

                   B. Endorse and/or guarantee a note or notes in favor of Bank whereunder Debtor is Maker and Bank is Payee including renewals and extensions thereof.

                   C. Grant to Bank a security interest in and to any and all assets of this corporation: (1) as security for any obligation which this corporation may incur under subpara-graphs A and/or B above; or (2) as security for indebtedness of Debtor to Bank to the extent of the value of the security interest so granted without personal liability on the part of this corporation to Bank.

              2. RESOLVED FURTHER, that Bank may rely on the authority conferred herein until Bank receives notice in writing that the authority contained in this resolution has been revoked or the




                                    Page 63 of 85






         authority of the persons or officers named above has been revoked.

              3.   RESOLVED FURTHER, that the liability of this
         corporation to Bank hereunder shall not exceed the total sum of
         Two Million and No/100                 DOLLARS ($2,000,000.00).
         --------------------------------------           ------------

              4. RESOLVED FURTHER, that any guarantees or other docu-ments in like amount and terms as those stated above heretofore executed by said officers in the name of this corporation are hereby ratified and approved, and the secretary or assistant secretary is authorized and directed to attach copies of such documents to the minutes of the corporation.

              I, the undersigned      Bruce Meyers     , hereby certify
                                 ----------------------
         that I am the duly elected, qualified and acting ______________ secretary of the above referenced corporation, duly organized
         and existing under the laws of the State of   Nevada    ; that
                                                     ------------
         the Board of Directors of said corporation duly and regularly adopted the resolution of which the foregoing is a full, true and correct copy.

              I further certify that said resolution is in full force and effect, that it has not been revoked, suspended, or amended in any way, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of said resolution.

              I further certify that shareholder consent    is
                                                         -----------
                                                        (is or is not)
         required in the event of hypothecation of all or substantially all of the assets of said corporation.

         EXECUTED ON ___________________.

              AUTHORIZED SIGNATURES:                  (SEAL)

         Signature:  /s/ Suren G. Dutia          Confirmed By:
                   -----------------------
                    Suren Dutia                  /s/ Suren G. Dutia
                                                 -----------------------
                     /s/ Bruce C. Myers                (President)
                   -----------------------
                    Bruce Meyers                 /s/ Bruce C. Myers
                                                 -----------------------
                   ------------------------            (Secretary)
                                                 Bruce Meyers
                   ------------------------







                                    Page 64 of 85






         IMPERIAL BANK
         Member FDIC

         CONTINUING GUARANTEE
                                  ORIGINATING OFFICE:

                                  Name of Office:  San Diego Regional
                                                   ---------------------
                                  Street Address:  701 B. Street
                                                   ---------------------
                           City, State, Zip Code:  San Diego, Ca. 92101
                                                   ---------------------


              The undersigned (hereinafter referred to as "Guarantor") hereby requests and authorizes IMPERIAL BANK (hereinafter referred to as the "Bank") to extend credit to
         XSCRIBE CORPORATION                 a    Corporation
         ---------------------------------     --------------------
                            (Designate type of entity)

         (hereinafter referred to as "Debtor"), and in consideration of the granting of such credit by the Bank to Debtor, Guarantor agrees as follows:

              1. The words "indebtedness" and "credit" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, including interest thereon, of Debtor heretofore, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliqui-dated, determined or undetermined, whether assumed by Debtor's successors, heirs or assigns by operation of law or otherwise, and whether Debtor is liable individually or jointly with others, and whether recovery upon any such indebtedness or credit is or hereafter becomes barred by any statute of limitations or is or hereafter becomes otherwise unenforceable.

              2. Credit may be granted from time to time at the request of Debtor and without further authorization from or notice to Guarantor, even though Debtor's financial condition may have deteriorated since the date hereof. If Debtor is a corporation or a partnership, the Bank need not inquire into the power of Debtor or the authority of its officers, direc-tors, partners or agents acting or purporting to act in its behalf. Each credit heretofore or hereafter granted to Debtor shall be considered to have been granted at the special instance and request of Guarantor and in consideration of and in reliance upon this guarantee.

              3. Guarantor hereby unconditionally guarantees and promises to pay the Bank or its order any and all indebtedness of Debtor to the Bank and to perform any and all obligations of Debtor under the terms of any agreement or instrument




                                    Page 65 of 85






         evidencing, securing or executed in connection with any such indebtedness ("Credit Documents"). The liability of Guarantor shall not at any time exceed the sum of the amount set forth below, plus the interest thereon in accordance with the Credit Documents and the costs, attorneys' fees and other expenses provided for in Paragraph 15 hereof. If no amount is set forth below, the liability of the Guarantor hereunder shall be unlimited. The Bank may permit Debtor's indebtedness to exceed any maximum liability without impairing the obligations of Guarantor hereunder. No payments made by or on behalf of Guarantor to the Bank shall reduce any such maximum liability unless written notice to that effect is received by the Bank at or prior to the time such payment is made. If Guarantor has executed more than one guarantee of the indebtedness of Debtor to the Bank, the guarantees shall be cumulative.

              4. Either before or after revocation hereof and in such manner, upon such terms and at such times as it considers best and with or without notice to Guarantor, the Bank may alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or nonexercise by the Bank of any right hereby given it, no dealing by the Bank with Debtor or any other person, and no change, impairment or suspension of any right or remedy of the Bank shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or given Guarantor any recourse against the Bank.

              5. In addition to all liens upon and rights of offset given to the Bank by law against any property of Debtor or of Guarantor, Guarantor hereby grants a security interest in all property of Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account or for safekeeping or otherwise. Each such security interest may be exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by the Bank in writing and shall not be considered waived by any conduct of the Bank or by any failure of the Bank to exercise any right of offset or to enforce any such security interest or by any neglect or delay in so doing.

              6. Guarantor waives and agrees not to assert or take advantage of (a) any right to require the Bank to proceed against the Debtor or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of the Bank to file or enforce a claim against the




                                    Page 66 of 85






         estate (either in administration, bankruptcy, or other proceed-ing) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of the Debtor, the Bank, any endorser, creditor of Debtor or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by the Bank, including with-out limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both, including, without limitation, the impairment of subrogation rights arising by virtue of California Civil Code 580(b) and 580(d); (f) any defense or right based upon the fair value deficiency protections and provisions of California Civil
         Code 580(a) and California Civil Procedure Code 726; and
         (g) any defense or right based upon the acceptance by the Bank or an affiliate of the Bank of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both.

              7. Guarantor, by execution hereof, represents to the Bank that the relationship between Guarantor and Debtor is such that Guarantor has access to all relevant facts and information concerning the indebtedness and Debtor and that the Bank can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Bank to dis-close to Guarantor any facts that the Bank may now or hereafter know about Debtor, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Debtor and all circumstances bearing on the risk of non-payment of the indebtedness guaranteed hereby.

              8. Until all indebtedness of Debtor to the Bank has been paid in full, even though such indebtedness is in excess of the liability of Guarantor, Guarantor shall have no right of subro-gation and waives any right to enforce any remedy which the Bank now has or may hereafter have against Debtor and any benefit of and any right to participate in any security now or hereafter held by the Bank.

              9. Except as otherwise provided in this paragraph, all existing or future indebtedness of Debtor to Guarantor and, if Debtor is a partnership, any right to withdraw any capital of Guarantor invested in Debtor, is hereby subordinated to all




                                    Page 67 of 85






         indebtedness hereby guaranteed and, without the prior written consent of the Bank, shall not be paid or withdrawn in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this guarantee is in effect. At the Bank's request, Debtor shall pay to the Bank all or any part of subordinated indebt-edness and any capital which Guarantor is entitled to withdraw. Each payment by Debtor to Guarantor in violation of this para-graph shall be received in trust for the Bank and shall be paid to the Bank immediately on account of the indebtedness of Debtor to the Bank. No such payment shall reduce or affect in any manner Guarantor's liability under any of the provisions of this guarantee. Guarantor reserves the right to receive from Debtor payment of any salary for personal services at the same monthly rate as that at which Guarantor has been paid during the preceding twelve months, it being expressly understood that such amount shall not be subordinated to the indebtedness guaranteed hereby.

              10. Guarantor will file all claims against Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Debtor to Guarantor and shall concurrently assign to the Bank all of the Guar-antor's rights thereunder. If Guarantor does not file any such claim, the Bank, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in the Bank's discretion, to assign the claim and to cause proof of claim to be filed in the name of the Bank's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claims shall pay to the Bank the full amount thereof and, to the full extent necessary for the purpose, Guarantor hereby assigns to the Bank all of the Guarantor's rights to any and all such payments or distribu-tions to which Guarantor would otherwise be entitled. If the amount so paid is greater than the guaranteed indebtedness then outstanding, the Bank will pay the amount of the excess to the person entitled thereto.

              11. With or without notice to Guarantor, the Bank, in its sole discretion and at any time and from time to time either before or after delivery of any notice of revocation hereunder and in such manner and upon such terms as it considers fit, may
         (a) apply any or all payments or recoveries from Debtor, from Guarantor or from any other guarantor under this or any other instrument or realized from any security, in such manner and order or priority as the Bank elects, to any indebtedness of Debtor to the Bank, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Debtor any payment received by the Bank upon any indebtedness hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby. Any recovery realized from any other guarantor under this or any other instrument shall be first credited upon that portion of the indebtedness of Debtor to the Bank which exceeds Guarantor's maximum liability, if any, hereunder.




                                    Page 68 of 85








              12. The amount of Guarantor's liability and all rights, powers and remedies of the Bank hereunder and under the Credit Documents and any other agreement now or at any time hereafter in force between the Bank and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Bank by law.

              13. Guarantor's obligations hereunder are independent of the obligations of Debtor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined in any such action or actions. The Bank may maintain successive actions for other defaults. The Bank's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

              14. This is a continuing guarantee and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to the Bank written notice that it has been revoked as to credit granted subsequent to the effective time of revocation as herein provided. Delivery of such notice shall be effective by personal service upon an officer of the Bank at the originating office of the Bank designated on the first page hereby or by mailing such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to the Bank at the originating office designated on the first page hereof. Regardless of how notice of revocation is given, it shall not be effective until twelve o'clock noon Pacific Standard or Daylight Savings Time, as the case may be, on the next succeeding Bank business day following the day such notice is delivered, but delivery of such notice shall not affect any of the obligations of any other guarantor for the credit granted to Debtor hereunder. If the originating office of the Bank designated above is not in existence at the time notice of revocation is desired to be given, then such notice may be given in the manner above provided by delivering the same to IMPERIAL BANK OFFICE at 9920 South La Cienega Boulevard, Inglewood, California, 90301.

              15. Guarantor agrees to pay to the Bank without demand reasonable attorneys' fees and all costs and other expenses which the Bank expends or incurs in collecting or compromising any indebtedness of the Debtor, in protecting the Bank's security under the Credit Documents or in enforcing this guarantee against Guarantor or any other guarantor of any indebtedness hereby guaranteed whether or not suit is filed, including, without limitation, attorney's fees, costs and other such expenses incurred in any bankruptcy proceeding. Guarantor warrants and represents that it is fully authorized by law to execute this guarantee.



                                    Page 69 of 85








              16. This guarantee shall benefit the Bank, its successors and assigns, including the assignees of any indebtedness hereby guaranteed, and binds Guarantor's successors and assigns. This guarantee is assignable by the Bank with respect to all or any portion of the indebtedness and obligations guaranteed here-under, and, when so assigned, Guarantor shall be liable to the assignees under this guarantee without in any manner affecting Guarantor's liability hereunder with respect to any indebted-ness or obligations retained by the Bank. No delegation or assignment of this guarantee by any Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

              17. No provision of this guarantee or right of the Bank hereunder can be waived, nor can any Guarantor be released from his/her obligations hereunder, except by a writing duly exe-cuted by an authorized officer of the Bank. Should any one or more provisions of this guarantee be determined to be illegal or unenforceable, all other provisions nevertheless shall be governed by and construed in accordance with the laws of California, and Guarantor agrees to submit to the jurisdiction of the Courts of California.

              18. If more than one guarantor signs this guarantee, the obligation of all such guarantors shall be joint and several. When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter. Any married person who signs this guarantee agrees that recourse may be had against separate property for all obligations under this guarantee.

              19. Except as provided in any other written agreement now or at any time hereafter in force between the Bank and Guarantor, this guarantee shall constitute the entire agreement of Guarantor with the Bank with respect to the subject matter hereof and no representation, understanding, promise or condi-tion concerning the subject matter hereof shall be binding upon the Bank unless expressed herein. Any notice to Guarantor shall be considered to have been duly given when delivered personally or forty-eight hours after being mailed, postage prepaid, to the address(es) set forth below or to such other address(es) as Guarantor may from time to time designate by giving notice in the same manner of notice to the Bank set forth in Paragraph 14 hereof.

              20. Each of the undersigned Guarantors hereby acknowledges the receipt of a true copy of this guarantee.

              21. [ ] This guarantee is secured by a deed of trust dated _______________, 19___, to Imperial Bancorp, as Trustee.






                                    Page 70 of 85






         INITIAL HERE
         /s/ BCM
         /s/ SD    22.  Notwithstanding anything herein to the contrary
         the maximum liability of the Guarantor shall not exceed its net worth under generally accepted accounting principals from time to time.

         GUARANTEE AMOUNT $2,000,000.00
                           ------------

         Executed by or on behalf of Guarantor(s) on August 10, 1995.
                                                     ---------    --

         Signature of Guarantor(s)               Address

         U.S. TRANSCAN TECHNOLOGIES, INC.   6825 Nancy Ridge Dr.,
                                            ---------------------------
         BY /s/ Suren G. Dutia              San Diego, CA 92121
            -------------------------       ---------------------------
            /s/ Bruce C. Myers
            -------------------------       ---------------------------

                                            ---------------------------




































                                    Page 71 of 85






                     (COMPLETE IF GUARANTOR IS A CORPORATION)

                   RESOLUTION AUTHORIZING CONTINUING GUARANTEE,
                    ENDORSEMENT AND GUARANTEE OF NOTE OR NOTES
                           AND HYPOTHECATION OF ASSETS


              WHEREAS,     XSCRIBE CORPORATION                    ,
                        ------------------------------------------
         hereinafter referred to as "Debtor", has requested IMPERIAL BANK, hereinafter referred to as "Bank", to grant credit to Debtor,

              WHEREAS, the corporation hereinafter named expects to derive benefit from such financial accommodation by Bank,

              1.   NOW, BE IT RESOLVED, that any      1    of the
                                                 ----------
                                               (Specify Number)
         following named officers

         Suren Dutia                   the   CEO/Chairman
         -------------------------           -------------------------
         Bruce Meyers                  the   Sec/CFO/VP of Operations
         -------------------------           -------------------------

         -------------------------           -------------------------

         -------------------------           -------------------------

         for and on behalf of      U.S. TRANSCAN TECHNOLOGIES, INC.
                               ---------------------------------------
                                       (Name of Corporation)
         be and they hereby are authorized and directed for and in the name of this corporation and as its act and deed to do and perform any one or more of the following:

                   A. Execute a continuing guarantee in favor of Bank for any and all assets of this corporation.

                   B. Endorse and/or guarantee a note or notes in favor of Bank whereunder Debtor is Maker and Bank is Payee including renewals and extensions thereof.

                   C. Grant to Bank a security interest in and to any and all assets of this corporation: (1) as security for any obligation which this corporation may incur under subpara-graphs A and/or B above; or (2) as security for indebtedness of Debtor to Bank to the extent of the value of the security interest so granted without personal liability on the part of this corporation to Bank.

              2. RESOLVED FURTHER, that Bank may rely on the authority conferred herein until Bank receives notice in writing that the authority contained in this resolution has been revoked or the




                                    Page 72 of 85






         authority of the persons or officers named above has been revoked.

              3.   RESOLVED FURTHER, that the liability of this
         corporation to Bank hereunder shall not exceed the total sum of
         Two Million and No/100                 DOLLARS ($2,000,000.00).
         --------------------------------------           ------------

              4. RESOLVED FURTHER, that any guarantees or other docu-ments in like amount and terms as those stated above heretofore executed by said officers in the name of this corporation are hereby ratified and approved, and the secretary or assistant secretary is authorized and directed to attach copies of such documents to the minutes of the corporation.

              I, the undersigned      Bruce Meyers     , hereby certify
                                 ----------------------
         that I am the duly elected, qualified and acting ______________ secretary of the above referenced corporation, duly organized
         and existing under the laws of the State of   Nevada    ; that
                                                     ------------
         the Board of Directors of said corporation duly and regularly adopted the resolution of which the foregoing is a full, true and correct copy.

              I further certify that said resolution is in full force and effect, that it has not been revoked, suspended, or amended in any way, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of said resolution.

              I further certify that shareholder consent    is
                                                         -----------
                                                        (is or is not)
         required in the event of hypothecation of all or substantially all of the assets of said corporation.

         EXECUTED ON ___________________.

              AUTHORIZED SIGNATURES:                  (SEAL)

         Signature:  /s/ Suren G. Dutia          Confirmed By:
                   -----------------------
                    Suren Dutia                  /s/ Suren G. Dutia
                                                 -----------------------
                     /s/ Bruce C. Myers                (President)
                   -----------------------
                    Bruce Meyers                 /s/ Bruce C. Myers
                                                 -----------------------
                   ------------------------            (Secretary)
                                                 Bruce Meyers
                   ------------------------







                                    Page 73 of 85






         IMPERIAL BANK
         Member FDIC

         CONTINUING GUARANTEE
                                  ORIGINATING OFFICE:

                                  Name of Office:  San Diego Regional
                                                   ---------------------
                                  Street Address:  701 B. Street
                                                   ---------------------
                           City, State, Zip Code:  San Diego, Ca. 92101
                                                   ---------------------


              The undersigned (hereinafter referred to as "Guarantor") hereby requests and authorizes IMPERIAL BANK (hereinafter referred to as the "Bank") to extend credit to
         XSCRIBE CORPORATION                 a    Corporation
         ---------------------------------     --------------------
                            (Designate type of entity)

         (hereinafter referred to as "Debtor"), and in consideration of the granting of such credit by the Bank to Debtor, Guarantor agrees as follows:

              1. The words "indebtedness" and "credit" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, including interest thereon, of Debtor heretofore, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliqui-dated, determined or undetermined, whether assumed by Debtor's successors, heirs or assigns by operation of law or otherwise, and whether Debtor is liable individually or jointly with others, and whether recovery upon any such indebtedness or credit is or hereafter becomes barred by any statute of limitations or is or hereafter becomes otherwise unenforceable.

              2. Credit may be granted from time to time at the request of Debtor and without further authorization from or notice to Guarantor, even though Debtor's financial condition may have deteriorated since the date hereof. If Debtor is a corporation or a partnership, the Bank need not inquire into the power of Debtor or the authority of its officers, direc-tors, partners or agents acting or purporting to act in its behalf. Each credit heretofore or hereafter granted to Debtor shall be considered to have been granted at the special instance and request of Guarantor and in consideration of and in reliance upon this guarantee.

              3. Guarantor hereby unconditionally guarantees and promises to pay the Bank or its order any and all indebtedness of Debtor to the Bank and to perform any and all obligations of Debtor under the terms of any agreement or instrument




                                    Page 74 of 85






         evidencing, securing or executed in connection with any such indebtedness ("Credit Documents"). The liability of Guarantor shall not at any time exceed the sum of the amount set forth below, plus the interest thereon in accordance with the Credit Documents and the costs, attorneys' fees and other expenses provided for in Paragraph 15 hereof. If no amount is set forth below, the liability of the Guarantor hereunder shall be unlimited. The Bank may permit Debtor's indebtedness to exceed any maximum liability without impairing the obligations of Guarantor hereunder. No payments made by or on behalf of Guarantor to the Bank shall reduce any such maximum liability unless written notice to that effect is received by the Bank at or prior to the time such payment is made. If Guarantor has executed more than one guarantee of the indebtedness of Debtor to the Bank, the guarantees shall be cumulative.

              4. Either before or after revocation hereof and in such manner, upon such terms and at such times as it considers best and with or without notice to Guarantor, the Bank may alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness hereby guaranteed, increase or reduce the rate of interest thereon, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or nonexercise by the Bank of any right hereby given it, no dealing by the Bank with Debtor or any other person, and no change, impairment or suspension of any right or remedy of the Bank shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or given Guarantor any recourse against the Bank.

              5. In addition to all liens upon and rights of offset given to the Bank by law against any property of Debtor or of Guarantor, Guarantor hereby grants a security interest in all property of Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account or for safekeeping or otherwise. Each such security interest may be exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by the Bank in writing and shall not be considered waived by any conduct of the Bank or by any failure of the Bank to exercise any right of offset or to enforce any such security interest or by any neglect or delay in so doing.

              6. Guarantor waives and agrees not to assert or take advantage of (a) any right to require the Bank to proceed against the Debtor or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of the Bank to file or enforce a claim against the




                                    Page 75 of 85






         estate (either in administration, bankruptcy, or other proceed-ing) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of the Debtor, the Bank, any endorser, creditor of Debtor or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness hereby guaranteed; (e) any defense based upon an election of remedies by the Bank, including with-out limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both, including, without limitation, the impairment of subrogation rights arising by virtue of California Civil Code 580(b) and 580(d); (f) any defense or right based upon the fair value deficiency protections and provisions of California Civil
         Code 580(a) and California Civil Procedure Code 726; and
         (g) any defense or right based upon the acceptance by the Bank or an affiliate of the Bank of a deed in lieu of foreclosure, without extinguishing the indebtedness, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Debtor for reimbursement, or both.

              7. Guarantor, by execution hereof, represents to the Bank that the relationship between Guarantor and Debtor is such that Guarantor has access to all relevant facts and information concerning the indebtedness and Debtor and that the Bank can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Bank to dis-close to Guarantor any facts that the Bank may now or hereafter know about Debtor, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Debtor and all circumstances bearing on the risk of non-payment of the indebtedness guaranteed hereby.

              8. Until all indebtedness of Debtor to the Bank has been paid in full, even though such indebtedness is in excess of the liability of Guarantor, Guarantor shall have no right of subro-gation and waives any right to enforce any remedy which the Bank now has or may hereafter have against Debtor and any benefit of and any right to participate in any security now or hereafter held by the Bank.

              9. Except as otherwise provided in this paragraph, all existing or future indebtedness of Debtor to Guarantor and, if Debtor is a partnership, any right to withdraw any capital of Guarantor invested in Debtor, is hereby subordinated to all




                                    Page 76 of 85






         indebtedness hereby guaranteed and, without the prior written consent of the Bank, shall not be paid or withdrawn in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this guarantee is in effect. At the Bank's request, Debtor shall pay to the Bank all or any part of subordinated indebt-edness and any capital which Guarantor is entitled to withdraw. Each payment by Debtor to Guarantor in violation of this para-graph shall be received in trust for the Bank and shall be paid to the Bank immediately on account of the indebtedness of Debtor to the Bank. No such payment shall reduce or affect in any manner Guarantor's liability under any of the provisions of this guarantee. Guarantor reserves the right to receive from Debtor payment of any salary for personal services at the same monthly rate as that at which Guarantor has been paid during the preceding twelve months, it being expressly understood that such amount shall not be subordinated to the indebtedness guaranteed hereby.

              10. Guarantor will file all claims against Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Debtor to Guarantor and shall concurrently assign to the Bank all of the Guar-antor's rights thereunder. If Guarantor does not file any such claim, the Bank, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in the Bank's discretion, to assign the claim and to cause proof of claim to be filed in the name of the Bank's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claims shall pay to the Bank the full amount thereof and, to the full extent necessary for the purpose, Guarantor hereby assigns to the Bank all of the Guarantor's rights to any and all such payments or distribu-tions to which Guarantor would otherwise be entitled. If the amount so paid is greater than the guaranteed indebtedness then outstanding, the Bank will pay the amount of the excess to the person entitled thereto.

              11. With or without notice to Guarantor, the Bank, in its sole discretion and at any time and from time to time either before or after delivery of any notice of revocation hereunder and in such manner and upon such terms as it considers fit, may
         (a) apply any or all payments or recoveries from Debtor, from Guarantor or from any other guarantor under this or any other instrument or realized from any security, in such manner and order or priority as the Bank elects, to any indebtedness of Debtor to the Bank, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Debtor any payment received by the Bank upon any indebtedness hereby guaranteed and payment of the amount refunded shall be fully guaranteed hereby. Any recovery realized from any other guarantor under this or any other instrument shall be first credited upon that portion of the indebtedness of Debtor to the Bank which exceeds Guarantor's maximum liability, if any, hereunder.




                                    Page 77 of 85








              12. The amount of Guarantor's liability and all rights, powers and remedies of the Bank hereunder and under the Credit Documents and any other agreement now or at any time hereafter in force between the Bank and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Bank by law.

              13. Guarantor's obligations hereunder are independent of the obligations of Debtor and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor is joined in any such action or actions. The Bank may maintain successive actions for other defaults. The Bank's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

              14. This is a continuing guarantee and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to the Bank written notice that it has been revoked as to credit granted subsequent to the effective time of revocation as herein provided. Delivery of such notice shall be effective by personal service upon an officer of the Bank at the originating office of the Bank designated on the first page hereby or by mailing such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to the Bank at the originating office designated on the first page hereof. Regardless of how notice of revocation is given, it shall not be effective until twelve o'clock noon Pacific Standard or Daylight Savings Time, as the case may be, on the next succeeding Bank business day following the day such notice is delivered, but delivery of such notice shall not affect any of the obligations of any other guarantor for the credit granted to Debtor hereunder. If the originating office of the Bank designated above is not in existence at the time notice of revocation is desired to be given, then such notice may be given in the manner above provided by delivering the same to IMPERIAL BANK OFFICE at 9920 South La Cienega Boulevard, Inglewood, California, 90301.

              15. Guarantor agrees to pay to the Bank without demand reasonable attorneys' fees and all costs and other expenses which the Bank expends or incurs in collecting or compromising any indebtedness of the Debtor, in protecting the Bank's security under the Credit Documents or in enforcing this guarantee against Guarantor or any other guarantor of any indebtedness hereby guaranteed whether or not suit is filed, including, without limitation, attorney's fees, costs and other such expenses incurred in any bankruptcy proceeding. Guarantor warrants and represents that it is fully authorized by law to execute this guarantee.



                                    Page 78 of 85








              16. This guarantee shall benefit the Bank, its successors and assigns, including the assignees of any indebtedness hereby guaranteed, and binds Guarantor's successors and assigns. This guarantee is assignable by the Bank with respect to all or any portion of the indebtedness and obligations guaranteed here-under, and, when so assigned, Guarantor shall be liable to the assignees under this guarantee without in any manner affecting Guarantor's liability hereunder with respect to any indebted-ness or obligations retained by the Bank. No delegation or assignment of this guarantee by any Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

              17. No provision of this guarantee or right of the Bank hereunder can be waived, nor can any Guarantor be released from his/her obligations hereunder, except by a writing duly exe-cuted by an authorized officer of the Bank. Should any one or more provisions of this guarantee be determined to be illegal or unenforceable, all other provisions nevertheless shall be governed by and construed in accordance with the laws of California, and Guarantor agrees to submit to the jurisdiction of the Courts of California.

              18. If more than one guarantor signs this guarantee, the obligation of all such guarantors shall be joint and several. When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter. Any married person who signs this guarantee agrees that recourse may be had against separate property for all obligations under this guarantee.

              19. Except as provided in any other written agreement now or at any time hereafter in force between the Bank and Guarantor, this guarantee shall constitute the entire agreement of Guarantor with the Bank with respect to the subject matter hereof and no representation, understanding, promise or condi-tion concerning the subject matter hereof shall be binding upon the Bank unless expressed herein. Any notice to Guarantor shall be considered to have been duly given when delivered personally or forty-eight hours after being mailed, postage prepaid, to the address(es) set forth below or to such other address(es) as Guarantor may from time to time designate by giving notice in the same manner of notice to the Bank set forth in Paragraph 14 hereof.

              20. Each of the undersigned Guarantors hereby acknowledges the receipt of a true copy of this guarantee.

              21. [ ] This guarantee is secured by a deed of trust dated _______________, 19___, to Imperial Bancorp, as Trustee.






                                    Page 79 of 85






         INITIAL HERE
         /s/ BCM
         /s/ SD    22.  Notwithstanding anything herein to the contrary
         the maximum liability of the Guarantor shall not exceed its net worth under generally accepted accounting principals from time to time.

         GUARANTEE AMOUNT $2,000,000.00
                           ------------

         Executed by or on behalf of Guarantor(s) on August 10, 1995.
                                                     ---------    --

         Signature of Guarantor(s)               Address

         XSCRIBE IMAGING, INC.              6825 Nancy Ridge Dr.,
                                            ---------------------------
         BY /s/ Suren G. Dutia              San Diego, CA 92121
            -------------------------       ---------------------------
            /s/ Bruce C. Myers
            -------------------------       ---------------------------

                                            ---------------------------




































                                    Page 80 of 85






                     (COMPLETE IF GUARANTOR IS A CORPORATION)

                   RESOLUTION AUTHORIZING CONTINUING GUARANTEE,
                    ENDORSEMENT AND GUARANTEE OF NOTE OR NOTES
                           AND HYPOTHECATION OF ASSETS


              WHEREAS,     XSCRIBE CORPORATION                    ,
                        ------------------------------------------
         hereinafter referred to as "Debtor", has requested IMPERIAL BANK, hereinafter referred to as "Bank", to grant credit to Debtor,

              WHEREAS, the corporation hereinafter named expects to derive benefit from such financial accommodation by Bank,

              1.   NOW, BE IT RESOLVED, that any      1    of the
                                                 ----------
                                               (Specify Number)
         following named officers

         Suren Dutia                   the   CEO/Chairman
         -------------------------           -------------------------
         Bruce Meyers                  the   Sec/CFO/VP of Operations
         -------------------------           -------------------------

         -------------------------           -------------------------

         -------------------------           -------------------------

         for and on behalf of      XSCRIBE IMAGING, INC.
                               ---------------------------------------
                                       (Name of Corporation)
         be and they hereby are authorized and directed for and in the name of this corporation and as its act and deed to do and perform any one or more of the following:

                   A. Execute a continuing guarantee in favor of Bank for any and all assets of this corporation.

                   B. Endorse and/or guarantee a note or notes in favor of Bank whereunder Debtor is Maker and Bank is Payee including renewals and extensions thereof.

                   C. Grant to Bank a security interest in and to any and all assets of this corporation: (1) as security for any obligation which this corporation may incur under subpara-graphs A and/or B above; or (2) as security for indebtedness of Debtor to Bank to the extent of the value of the security interest so granted without personal liability on the part of this corporation to Bank.

              2. RESOLVED FURTHER, that Bank may rely on the authority conferred herein until Bank receives notice in writing that the authority contained in this resolution has been revoked or the




                                    Page 81 of 85






         authority of the persons or officers named above has been revoked.

              3.   RESOLVED FURTHER, that the liability of this
         corporation to Bank hereunder shall not exceed the total sum of
         Two Million and No/100                 DOLLARS ($2,000,000.00).
         --------------------------------------           ------------

              4. RESOLVED FURTHER, that any guarantees or other docu-ments in like amount and terms as those stated above heretofore executed by said officers in the name of this corporation are hereby ratified and approved, and the secretary or assistant secretary is authorized and directed to attach copies of such documents to the minutes of the corporation.

              I, the undersigned      Bruce Meyers     , hereby certify
                                 ----------------------
         that I am the duly elected, qualified and acting ______________ secretary of the above referenced corporation, duly organized
         and existing under the laws of the State of   Nevada    ; that
                                                     ------------
         the Board of Directors of said corporation duly and regularly adopted the resolution of which the foregoing is a full, true and correct copy.

              I further certify that said resolution is in full force and effect, that it has not been revoked, suspended, or amended in any way, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this corporation by virtue of said resolution.

              I further certify that shareholder consent    is
                                                         -----------
                                                        (is or is not)
         required in the event of hypothecation of all or substantially all of the assets of said corporation.

         EXECUTED ON ___________________.

              AUTHORIZED SIGNATURES:                  (SEAL)

         Signature:  /s/ Suren G. Dutia          Confirmed By:
                   -----------------------
                    Suren Dutia                  /s/ Suren G. Dutia
                                                 -----------------------
                     /s/ Bruce C. Myers                (President)
                   -----------------------
                    Bruce Meyers                 /s/ Bruce C. Myers
                                                 -----------------------
                   ------------------------            (Secretary)
                                                 Bruce Meyers
                   ------------------------







                                    Page 82 of 85






                                    EXHIBIT 10.2



                                                    November 30, 1995


         Jukka V. Norokorpi
         International Computers Limited
         Lovelace Road
         Bracknell, Berkshire
         RG12 8SN  United Kingdom

         RE:  TEAMWARE/LEXIA COOPERATIVE ARRANGEMENT

         Dear Jukka:

         This letter agreement confirms our understanding of the new cooperative arrangement between International Computers Limited ("ICL") and Xscribe Corporation ("Xscribe") for the distribution in North America of the ICL TeamWARE suite of groupware solutions ("GroupWare").

         1. Xscribe will form and own a new Delaware corporation ("Co-op") which will market GroupWare and establish distribution channels in North America as agreed by ICL and Xscribe.

         2. ICL and Co-op will work together for the purposes set forth in Paragraph 1 above.

         3. Effective November 1, 1995, ICL will discontinue its existing TeamWARE USA reseller efforts.

         4. ICL will pay for a combination of twelve employees who will either be ICL employees assigned to Co-op or who will be Co-op employees hired by Co-op. With respect to the ICL employees assigned to Co-op, ICL shall pay directly the salary, benefits, facilities and travel and entertainment expenses. With respect to the employees hired by Co-op whose number will not exceed the difference between twelve and the number of ICL employees assigned to Co-op, ICL shall fund the employees at an annual rate of $85,000 each if they are housed at an ICL facility and $90,000 each if they are housed at a non-ICL facility. The parties shall determine where the employees will be housed. The annual rates will be reevaluated by the parties in June 1996. The number of employees to be funded by ICL may increase to fourteen in July 1996. ICL's obligation to assign or fund employees will end on April 30, 1997.









                                    Page 83 of 85






         5. As soon as possible, Xscribe will add and fund two additional employees to Lexia/Co-op's staff. Xscribe shall also provide corporate service to Co-op at cost, match marketing funds provided by ICL in Q4, Q5 and Q6 of the eighteen month period ending April 30, 1997, and reinvest all excess profits (considering reasonable profit expectations) into increased Co-op sales and marketing efforts.

         6. Effective November 1, 1995, ICL will provide marketing funding for Co-op. The total of the marketing fund will be $1,120,000 for the eighteen-month period ending April 30, 1997 if Co-op achieves certain marketing levels as agreed by the parties.

         7. Beginning mid-March 1996, ICL and Co-op will review on a quarterly basis Co-op's progress against agreed milestones. Effective April 1, 1996, and quarterly thereafter, ICL's obligation to provide funding will be contingent upon Co-op's performance against agreed milestones notwithstanding anything to the contrary herein.

         8. Lexia will continue to be a distributor of GroupWare and other products in accordance with the October 25, 1993 Distribution and License Agreement ("Agreement"). ICL will sell GroupWare to Lexia or Co-op at the transfer prices set forth in the Agreement.

         9. Co-op will own the relationships with value-added distributors, resellers, and system integrators established through its efforts and Lexia will own the relationships with its customers.

         If you agree that this letter sets forth our understanding of this cooperative business arrangement, please acknowledge your agreement by signing a copy of this letter and returning it to me.

                                       Sincerely,


                                       Bruce C. Myers
                                       Chief Financial Officer

         ACKNOWLEDGED AND AGREED TO:


         _______________________________
         Jukka V. Norokorpi

         Dated:  December ____, 1995


                                         2





                                    Page 84 of 85






                                    EXHIBIT 23.1


                                KPMG Peat Marwick LLP



       The Board of Directors
       Xscribe Corporation:




       We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                /s/ KPMG Peat Marwick LLP


       San Diego, California
       December 12, 1995



































                                    Page 85 of 85